                                                                   EXHIBIT 10.7

================================================================================

                             AMENDED AND RESTATED
                    TRANSFER AND ADMINISTRATION AGREEMENT


                                    between


                        ENTERPRISE FUNDING CORPORATION,

                                   as Company


                         WORLDCOM FUNDING CORPORATION,

                                 as Transferor


                                WORLDCOM, INC.,

                                individually and
                              as Collection Agent

                       SHEFFIELD RECEIVABLES CORPORATION

                                      and


                               NATIONSBANK, N.A.

                           as Agent and Bank Investor

                        Dated as of December 31, 1996

================================================================================

                              TABLE OF CONTENTS


                                                                   Page
                                                                   ----
                               ARTICLE I

                              DEFINITIONS

SECTION 1.1.   Certain Defined Terms  . . . . . . . . . . . . . . . . 1
SECTION 1.2.   Other Terms  . . . . . . . . . . . . . . . . . . . .  37
SECTION 1.3.   Computation of Time Periods  . . . . . . . . . . . .  37

                               ARTICLE II

                       PURCHASES AND SETTLEMENTS

SECTION 2.1.  Facility  . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 2.2.  Transfers; Certificate;
               Eligible Receivables . . . . . . . . . . . . . . . .  39
SECTION 2.3.  Selection of Enterprise Tranche
               Periods Sheffield Tranche
               Periods, Enterprise Tranche
               Rates and Sheffield Tranche
               Rates  . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 2.4.  Discount, Fees and Other Costs
               and Expenses . . . . . . . . . . . . . . . . . . . .  50
SECTION 2.5.  Non-Liquidation Settlement and
                Reinvestment Procedures . . . . . . . . . . . . . .  51
SECTION 2.6.  Liquidation Settlement Procedures . . . . . . . . . .  52
SECTION 2.7.  Fees  . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 2.8.  Protection of Ownership Interest
               of the Company, Sheffield and
               Bank Investors . . . . . . . . . . . . . . . . . . .  54
SECTION 2.9.  Deemed Collections; Application
               of Payments  . . . . . . . . . . . . . . . . . . . .  56
SECTION 2.10.  Payments and Computations, Etc.  . . . . . . . . . .  57
SECTION 2.11.  Reports  . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 2.12.  Collection Account . . . . . . . . . . . . . . . . .  58
SECTION 2.13   Sharing of Payments  . . . . . . . . . . . . . . . .  59
SECTION 2.14   Right of Setoff  . . . . . . . . . . . . . . . . . .  60


                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

SECTION 3.1.   Representations and Warranties
                of the Transferor . . . . . . . . . . . . . . . . .  61
SECTION 3.2.   Reaffirmation of Representations
                and Warranties of the
                Transferor  . . . . . . . . . . . . . . . . . . . .  66



SECTION 3.3.   Representations and Warranties
                of WorldCom . . . . . . . . . . . . . . . . . . . .  66



                               ARTICLE IV

                          CONDITIONS PRECEDENT

SECTION 4.1.  Conditions to Closing.  . . . . . . . . . . . . . . .  71


                               ARTICLE V

                               COVENANTS

SECTION 5.1.  Affirmative Covenants of Transferor . . . . . . . . .  73
SECTION 5.2.  Negative Covenants of Transferor  . . . . . . . . . .  79
SECTION 5.3.  Financial Covenants of WorldCom   . . . . . . . . . .  82
SECTION 5.4.  Affirmative Covenants of WorldCom   . . . . . . . . .  83
SECTION 5.5.  Negative Covenants of WorldCom  . . . . . . . . . . .  85


                               ARTICLE VI

                     ADMINISTRATION AND COLLECTIONS

SECTION 6.1.  Appointment of Collection Agent . . . . . . . . . . .  87
SECTION 6.2.  Duties of Collection Agent  . . . . . . . . . . . . .  87
SECTION 6.3.  Rights After Designation of New
               Collection Agent . . . . . . . . . . . . . . . . . .  90
SECTION 6.4.  Collection Agent Default  . . . . . . . . . . . . . .  91
SECTION 6.5.  Responsibilities of the Transferor  . . . . . . . . .  92


                              ARTICLE VII

                           TERMINATION EVENTS

SECTION 7.1.  Termination Events  . . . . . . . . . . . . . . . . .  93
SECTION 7.2.  Termination . . . . . . . . . . . . . . . . . . . . .  96




                                 ARTICLE VIII

               INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1.  Indemnities by the Transferor . . . . . . . . . . . .  98
SECTION 8.2.  Indemnity for Taxes,
               Reserves and Expenses  . . . . . . . . . . . . . . . 102
SECTION 8.3.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . 105
SECTION 8.4.  Other Costs, Expenses and Related
               Matters  . . . . . . . . . . . . . . . . . . . . . . 106
SECTION 8.5.  Reconveyance Under Certain
               Circumstances  . . . . . . . . . . . . . . . . . . . 107


                               ARTICLE IX

            THE AGENT; THE ENTERPRISE AGENT; BANK COMMITMENT


SECTION 9.1.  Authorization and Action  . . . . . . . . . . . . . . 108
SECTION 9.2.  Agent's Reliance, Etc.  . . . . . . . . . . . . . . . 111
SECTION 9.3.  Credit Decision . . . . . . . . . . . . . . . . . . . 112
SECTION 9.4.  Indemnification of the Enterprise Agent . . . . . . . 112
SECTION 9.5.  Successor Agent and Enterprise Agent  . . . . . . . . 113
SECTION 9.6.  Payments by the Agent and Enterprise
               Agent  . . . . . . . . . . . . . . . . . . . . . . . 114
SECTION 9.7.  Bank Commitment; Assignment to Bank Investors . . . . 115


                               ARTICLE X

                             MISCELLANEOUS


SECTION 10.1.  Term of Agreement  . . . . . . . . . . . . . . . . . 121
SECTION 10.2.  Waivers; Amendments  . . . . . . . . . . . . . . . . 121
SECTION 10.3.  Notices  . . . . . . . . . . . . . . . . . . . . . . 122
SECTION 10.4.  Governing Law; Submission to
                Jurisdiction; Integration . . . . . . . . . . . . . 124
SECTION 10.5.  Severability; Counterparts . . . . . . . . . . . . . 125
SECTION 10.6.  Successors and Assigns . . . . . . . . . . . . . . . 125
SECTION 10.7.  Waiver of Confidentiality  . . . . . . . . . . . . . 126
SECTION 10.8.  Confidentiality Agreement  . . . . . . . . . . . . . 126
SECTION 10.9.  No Bankruptcy Petition Against the
                Company or Sheffield  . . . . . . . . . . . . . . . 126
SECTION 10.10. No Recourse Against Stockholders,
                Officers and Directors  . . . . . . . . . . . . . . 127
SECTION 10.11. Characterization of the Transactions
                Contemplated by the Agreement . . . . . . . . . . . 127

                                    EXHIBITS


EXHIBIT A     Forms of Contracts

EXHIBIT B     Credit and Collection Policies and
                   Practices

EXHIBIT C     List of Lock-Box Banks and Accounts

EXHIBIT D     Form of Lock-Box Agreement

EXHIBIT E     Form of Investor Report

EXHIBIT F     Form of Transfer Certificate

EXHIBIT G     Form of Assignment and Assumption
                   Agreement

EXHIBIT H     List of Actions and Suits

EXHIBIT I     Location of Records

EXHIBIT J     List of Subsidiaries, Divisions
                   and Tradenames

EXHIBIT K     Forms of Opinions of Counsel for
                   the Transferor and WorldCom

EXHIBIT L     Forms of Secretary's Certificate
                   for the Transferor, WorldCom
                   and Permitted Originators

EXHIBIT M     Form of Company Certificate

EXHIBIT N     Form of Weekly Report

EXHIBIT O     Section 5.3 Definitions

                            AMENDED AND RESTATED
                    TRANSFER AND ADMINISTRATION AGREEMENT


        THIS AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), dated as of December 31, 1996, by and among WORLDCOM FUNDING CORPORATION, a Delaware corporation, as transferor (in such capacity, the "Transferor"), WORLDCOM, INC., a Georgia corporation, individually and as collection agent (in such capacity, the "Collection Agent"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company"), SHEFFIELD RECEIVABLES CORPORATION, a Delaware corporation ("Sheffield") and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company, Sheffield and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.


                             PRELIMINARY STATEMENTS

        WHEREAS, the Transferor, the Collection Agent, the Company and the Agent entered into a Transfer and Administration Agreement dated as of October 25, 1996 (the "Existing Agreement");

        WHEREAS, the Transferor has requested that the Existing Agreement be amended and restated, among other things, to provide for the addition of Sheffield as a purchaser and to provide for an increase to the aggregate facility limit;

        WHEREAS, the Transferor may desire to convey, transfer and assign, from time to time, undivided percentage interests in certain accounts receivable, and the Company may desire to, and the Bank Investors and Sheffield, if requested, shall, accept such conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement.

        NOW, THEREFORE, the parties hereby agree as follows:

                                   ARTICLE I


                                  DEFINITIONS

        SECTION 1.1.  Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following meanings:

        "Administrative Agent" means NationsBank, N.A., as administrative agent for the Company.

        "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

        "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

        "Agent" means NationsBank, N.A., in its capacity as agent for the Company, Sheffield and the Bank Investors, and any successor thereto appointed pursuant to Article IX.

        "Aggregate Unpaids" means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Enterprise Discount and Sheffield Discount with respect to all Enterprise Tranche Periods and Sheffield Tranche Periods, as applicable, at such time, (ii) the Enterprise Net Investment and Sheffield Net Investment, as applicable, at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Company, Sheffield, the Bank Investors, the Enterprise Agent and the Agent at such time.

        "Assignment Amount" with respect to a Bank Investor means, at any time, an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Enterprise Net Investment at such time and (ii) such Bank Investor's unused Commitment.

        "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

        "Bank Investor Commitment Fee" means the commitment fee payable to the Bank Investors in an amount agreed upon from time to time by the Transferor, WorldCom and NationsBank, N.A.

        "Bank Investors" means NationsBank, N.A. and its successors and assigns.

        "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. et seq), as amended.

        "Base Rate" or "BR" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Agent) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

        "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, WorldCom or any ERISA Affiliate of the Transferor or WorldCom is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

        "Billing Adjustments" means, for any period, an amount equal to the aggregate actual billing adjustments or credits made by the Transferor or the Collection Agent with respect to Receivables during such period.

        "Billing Adjustments Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the amount of Billing Adjustments for such calendar month by (ii) credit sales on all Receivables for the calendar month immediately preceding the then current calendar month.

        "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina or Jackson, Mississippi are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

        "Capitalized Lease" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

        "Certificate" means the certificate issued to the Agent for the benefit of the Company, Sheffield and the Bank Investors pursuant to Section 2.2(d) hereof.

        "Closing Date" means December 31, 1996.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral Agent" means NationsBank, N.A., as collateral agent for any Liquidity Provider, any Credit Support Provider, the holders of Commercial Paper issued by the Company and certain other parties.

        "Collection Account" means the account, established by the Agent, for the benefit of the Company, Sheffield and the Bank Investors, pursuant to
Section 2.12.

        "Collection Agent" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

        "Collection Agent Default" has the meaning specified in Section 6.4 hereof.

        "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

        "Commercial Paper" means the short- term promissory notes of the Company or Sheffield issued by the Company or Sheffield, as applicable, in the commercial paper market.

        "Commitment" means for each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Transferor or the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment."

        "Commitment Termination Date" means October 24, 1997, or such later date to which the Commitment Termination Date may be extended by Transferor, the Enterprise Agent and the Bank Investors not later than sixty (60) days prior to the then current Commitment Termination Date.

        "Company" means Enterprise Funding Corporation, and its successors and assigns.

        "Concentration Factor" means for any Designated Obligor on any date of determination (a) 3% of the Eligible Receivables on such date; provided however, that with respect to any Designated Obligor and its affiliates whose long term unsecured debt obligations are rated at least "A1" by Moody's and at least "A+" by Standard & Poor's and with respect to which rating neither Moody's nor Standard & Poor's shall have made a public announcement anticipating a downgrading of such Designated Obligor's long term unsecured debt obligations to a rating less than the aforementioned ratings ("A1/A+ Rated Obligors") 5% of the Eligible Receivables on such date, or (b) such other amount determined by the Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor.

        "Contract" means an agreement or invoice in substantially the form of one of the forms attached hereto as Exhibit A or otherwise approved by the Company and Sheffield, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

        "Credit Agreement" means the Amended and Restated Credit Agreement dated as of June 28, 1996 among WorldCom, Inc., as borrower, NationsBank of Texas, N.A., as managing agent and administrative agent, the agents named therein and the lenders named therein, as the same may be amended from time to time.

        "Credit and Collection Policy" means the Transferor's credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c).

        "Credit Support Agreement" means any agreement between the Company or Sheffield and any Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to the Company or Sheffield in connection with the issuance by the Company or Sheffield, as applicable, of Commercial Paper.

        "Credit Support Provider" means the Person or Persons who provides credit support to the Company or Sheffield in connection with the issuance by the Company or Sheffield, as applicable, of Commercial Paper.

        "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

        "Default Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Defaulted Receivables as of such date by (ii) the aggregate Outstanding Balance of all Receivables as of such date.

        "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for ninety-one (91) days or more from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof;
(iii) which has been identified by the Transferor, WorldCom or the Collection Agent as uncollectible; or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

        "Delinquency Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Delinquent Receivables as of such date by
(ii) the aggregate Outstanding Balance of all Receivables (other than Defaulted Receivables) as of such date.

        "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than thirty (30) days from the original due date for such Receivable but less than ninety-one (91) days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

        "Designated Obligor" means, at any time, each Obligor, provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from the Enterprise Agent or Sheffield, delivered at any time.

        "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

        "Eligible Receivable" means, at any time, any Receivable:

             (i)(A) which has been originated by WorldCom or a Permitted Originator, (B) if originated by a Permitted Originator, which has been sold to WorldCom pursuant to (and in accordance with) a valid purchase and sale agreement, (C) which has been sold by WorldCom to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement and
    (D) as to which the Transferor has good title thereto, free and clear of all Adverse Claims;

             (ii) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Company, Sheffield and the Bank Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement;

             (iii) the Obligor of which is a United States resident, is a Designated Obligor at the time of the initial creation of an interest therein hereunder and is not an Affiliate of any of the parties hereto;

             (iv) which is not a Defaulted Receivable at the time of the initial creation of an interest therein hereunder;

             (v) which, (A) except with respect to any Private Line Receivable, arises pursuant to a Contract with respect to which each of WorldCom or the applicable Permitted Originator and the Transferor has performed all obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed; and (C) according to the Contract related thereto, is required to be paid in full (1) in the case of a Switched Service Receivable, within thirty (30) days, (2) in the case of a Private Line Receivable, within forty (40) days of the original billing date therefor and (3) in the case of a Rebiller, within forty-five
    (45) days of the original billing date therefor;

             (vi) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

             (vii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

             (viii) which is an "account" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

             (ix) which is denominated and payable only in United States dollars in the United States;

             (x) which, arises under a Contract that together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, dispute, offset, counterclaim or other defense;

             (xi) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

             (xii) which (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) is assignable without the consent of, or notice to, the Obligor thereunder, and (C) complies with such other criteria and requirements as the Agent may from time to time specify to the Transferor following five (5) days' notice;

             (xiii) which was generated in the ordinary course of business of WorldCom or a Permitted Originator;

             (xiv) the Obligor of which has been directed to make all payments to a specified account of the Collection Agent with respect to which there shall be a Lock-Box Agreement in effect;

             (xv) as to which neither the Enterprise Agent nor Sheffield has notified the Transferor that the Enterprise Agent or Sheffield, as applicable, has determined, in its sole discretion, based on non- arbitrary credit considerations with respect to the Obligor, that such Receivable (or class of Receivables) is not acceptable for purchase hereunder, which notice shall set forth the reasons for such determination;

             (xvi) the assignment of which by a Permitted Originator to WorldCom (if applicable) and by WorldCom to the Transferor under the Receivables Purchase Agreement and hereunder by the Transferor to the Agent on behalf of Enterprise, Sheffield and the Bank Investors does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

             (xvii) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modification shall be deemed to be ineligible pursuant to the terms of this clause (xviii);

             (xviii) if the Obligor of such Receivable is a government agency or subdivision, the Outstanding Balance of which, when added to the aggregate Outstanding Balance of all Receivables the Obligor of which is a government agency or subdivision, does not exceed 5% of the aggregate Outstanding Balance of all Receivables;

             (xix) if such Receivable is a Private Line Receivable, (A) the Contract related thereto requires the Obligor to give

    WorldCom or the Permitted Originator at least thirty (30) days' notice of cancellation and (B) the related Obligor has not provided notice to cancel the related Contract; and

             (xx) if such Receivable is a Private Line Receivable, the Outstanding Balance thereof, when combined with the aggregate Outstanding Balance of all other Private Line Receivables, does not exceed 20% of the aggregate Outstanding Balance of all Receivables.

        "Enterprise Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to Article IX.

        "Enterprise Billing Adjustments Reserve" means, at any time, an amount equal to the product of (i) the greater of (A) 5% and (B) 1.5 multiplied by the highest Billing Adjustment Ratio over the last twelve (12) months and (ii) the sum of the Enterprise Net Investment, the Enterprise Discount Reserve and the Enterprise Servicing Fee Reserve at such time.

Notwithstanding the foregoing, the Enterprise Billing Adjustments Reserve shall at all times be at least equal to $10,000,000.

        "Enterprise BR Tranche" means an Enterprise Tranche as to which Enterprise Discount is calculated at the Base Rate.

        "Enterprise BR Tranche Period" means, with respect to an Enterprise BR Tranche, either (i) prior to the Enterprise Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Company, NationsBank on behalf of any Liquidity Provider, or the Enterprise Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Enterprise Agent, as the case may be, or (ii) after the Enterprise Termination Date, a period of one day. If such Enterprise BR Tranche Period would end on a day which is not a Business Day, such Enterprise BR Tranche Period shall end on the next succeeding Business Day.

        "Enterprise CP Rate" means, with respect to any Enterprise CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper issued by the Company having a term equal to such Enterprise CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by the Company, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and the Company is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Company's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

        "Enterprise CP Tranche" means an Enterprise Tranche as to which Enterprise Discount is calculated at an Enterprise CP Rate.

        "Enterprise CP Tranche Period" means, with respect to an Enterprise CP Tranche, a period of days not to exceed ninety (90) days commencing on a Business Day requested by the Transferor and agreed to by the Company pursuant to Section 2.3. If an Enterprise CP Tranche Period would end on a day which is not a Business Day, such Enterprise CP Tranche Period shall end on the next succeeding Business Day.

        "Enterprise Dealer Fee" means the fee payable by the Transferor to the Agent, pursuant to Section 2.4 hereof, the terms of which are set forth in the Enterprise Fee Letter.

        "Enterprise Discount" means, with respect to any Enterprise Tranche
Period:

                                (TR x TNI x AD)
                                      360

Where:

TR  =   the Enterprise Tranche Rate applicable
        to such Enterprise Tranche Period.

TNI  =  the portion of the Enterprise Net
        Investment allocated to such
        Enterprise Tranche Period.

AD  =   the actual number of days during such
        Enterprise Tranche Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Enterprise Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Enterprise Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

        "Enterprise Discount Reserve" means, at any time, an amount equal to:

                                    TD + LY

Where:

TD  =   the sum of the unpaid Enterprise
        Discount for all Enterprise Tranche Periods.

LY  =   the Enterprise Liquidation Yield.

        "Enterprise Early Collection Fee" means, for any Enterprise Tranche Period (such Enterprise Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Enterprise Net Investment that was allocated to such Enterprise Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Enterprise Discount that would have accrued during such Enterprise Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

        "Enterprise Eurodollar Tranche" means an Enterprise Tranche as to which Enterprise Discount is calculated at the Eurodollar Rate.

        "Enterprise Eurodollar Tranche Period" means, with respect to an Enterprise Eurodollar Tranche, prior to the Enterprise Termination Date, a period of up to one month requested by the Transferor and agreed to by the Company, NationsBank, on behalf of Enterprise's Liquidity Provider, or the Enterprise Agent, as the case may be, commencing on a Business Day requested by the Transferor and agreed to by the Company, NationsBank or the Enterprise Agent, as applicable; provided, however, that if such Enterprise Eurodollar Tranche Period would expire on a day which is not a Business Day, such Enterprise Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Enterprise Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Enterprise Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Enterprise Eurodollar Tranche Period shall expire on the last Business Day of such month.

        "Enterprise Facility Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Enterprise Fee Letter.

        "Enterprise Fee Letter" means the letter agreement dated October 25, 1996 between the Transferor and the Company with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

        "Enterprise Liquidation Yield" means, at any time, an amount equal to:

         (RVF x LBR x NI) x (EMP x 1.5)
                            -----------
                               360

Where:

RVF =   the Enterprise Rate Variance Factor at such time;

LBR = the Base Rate at such time which is applicable to the liquidation period after a Termination Event;

NI  =   the Enterprise Net Investment at such time; and

EMP =   the Estimated Maturity Period of the Receivables.

        "Enterprise Loss Reserve" means, on any day, an amount equal to:

              LP x (NI + DR + SFR)

Where:

LP  =   the Loss Percentage at the close of business of the Collection Agent on such day;

NI  =   the Enterprise Net Investment at the close of business of the
        Collection Agent on such day;

DR  =   the Enterprise Discount Reserve at the close of business of the
        Collection Agent on such day; and

SFR = the Enterprise Servicing Fee Reserve at the close of business of the Collection Agent on such day.

Notwithstanding the foregoing, the Enterprise Loss Reserve shall at all times be at least equal to $30,000,000.

        "Enterprise Maximum Net Investment" means $306,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; provided, further, that from and after the Enterprise Termination Date, the Enterprise Maximum Net Investment shall at all times equal the Enterprise Net Investment.

        "Enterprise Net Investment" means the sum of the cash amounts paid to the Transferor by Enterprise or the Bank Investors for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Enterprise Net Investment pursuant to Section 2.6 or 2.9 hereof; provided that the Enterprise Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided further that the Enterprise Net Investment may be increased by the amount described in Section 9.7(d) as described therein.

        "Enterprise Percentage Factor" means the fraction (expressed as a percentage) computed at any time of determination as follows:

           NI + LR + BAR + DR + SFR
           -------------------------
                      NRB
Where:

NI  =   the Enterprise Net Investment at the time of such computation;

LR  =   the Enterprise Loss Reserve at the time of such computation;

BAR = the Enterprise Billing Adjustment Reserve at the time of such computation;

DR  =   the Enterprise Discount Reserve at the time of such computation;

SFR =   the Enterprise Servicing Fee Reserve at the time of such computation;
        and

NRB =   the Net Receivables Balance at the time of such computation.


The Enterprise Percentage Factor shall be calculated by the Collection Agent from time to time as described in Section 2.2(e).

        "Enterprise Program Fee" means the fee payable by the Transferor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Enterprise Fee Letter.

        "Enterprise Rate Variance Factor" means 1.15 or such other number computed from time to time in good faith by the Enterprise Agent and set forth in a written notice by the Enterprise Agent to the Transferor and the Collection Agent.

        "Enterprise Servicing Fee Reserve" means at any time an amount equal to the product of (i) the aggregate Outstanding Balance of all Receivables at such time, (ii) 0.5%, (iii) a fraction having, as the numerator, the sum of (a) 1.5 times the Estimated Maturity Period plus (b)

30 and, as the denominator, 360 and (iv) a fraction the numerator of which is the Enterprise Net Investment and the denominator of which is the Net Investment.

        "Enterprise Termination Date" means the earliest of (i) the Business Day designated by the Transferor to the Company as the "Enterprise Termination Date" at any time following 60 days' written notice to the Company, (ii) the date of termination of the commitment of any Liquidity Provider under any Liquidity Provider Agreement, but only with respect to the Company, (iii) the date of termination of the commitment of any Credit Support Provider under any Credit Support Agreement, but only with respect to the Company (iv) the day upon which the Termination Date is declared or automatically occurs pursuant to
Section 7.2(a) hereof, (v) two (2) Business Days prior to the Commitment Termination Date, (vi) the day on which a Reinvestment Termination Date shall occur, (vii) the Purchase Termination Date, (viii) October 24, 1997, (ix) on or after the occurrence of a Sheffield Termination Date, the Business Day designated by the Enterprise Agent, at its option, as the Enterprise Termination Date or (x) the Business Day designated as the Enterprise Termination Date by the Enterprise Agent on or after the day on which the Commercial Paper issued by the Company shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's.

        "Enterprise Tranche" means a portion of the Enterprise Net Investment allocated to an Enterprise Tranche Period pursuant to Section 2.3 hereof.

        "Enterprise Tranche Period" means an Enterprise CP Tranche Period, an Enterprise BR Tranche Period or an Enterprise Eurodollar Tranche Period.

        "Enterprise Tranche Rate" means the Enterprise CP Rate, the Base Rate or the Eurodollar Rate.

        "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

        "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of

Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

        "Estimated Maturity Period" means, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category, (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of any Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policy and WorldCom's normal accounting practices applied on a basis consistent with those reflected in WorldCom's financial statements; provided, however, that if the Agent, the Enterprise Agent, the Company, Sheffield or any of the Bank Investors shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

        "Eurodollar Rate" means, with respect to any Enterprise Eurodollar Tranche Period or Sheffield Eurodollar Tranche Period, a rate which is 0.625% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such Enterprise Eurodollar Tranche Period or Sheffield Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Enterprise Eurodollar Tranche Period or Sheffield Eurodollar Tranche Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

        "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

        "Excluded Taxes" shall have the meaning specified in Section 8.3 hereof.

        "Finance Charges" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

        "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

        "Incremental Transfer" means a Transfer which is made pursuant to
Section 2.2(a) hereof.

        "Indebtedness" means, with respect to any Person such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

        "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

        "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

        "Interest Component" means (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

        "Investor Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor, the Enterprise Agent and Sheffield, furnished by the Collection Agent pursuant to Section 2.11 hereof.

        "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

        "LIBOR Rate" means, with respect to any Enterprise Eurodollar Tranche Period or Sheffield Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the Agent, in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Enterprise Eurodollar Tranche Period or Sheffield Eurodollar Tranche Period in an amount approximately equal to the Enterprise Eurodollar Tranche Period or Sheffield Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Enterprise Eurodollar Tranche Period or Sheffield Eurodollar Tranche Period.

        "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company or Sheffield in connection with the issuance by the Company or Sheffield, as applicable, of its Commercial Paper.

        "Liquidity Provider Agreement" means the agreement between the Company or Sheffield, as applicable, and the Liquidity Provider evidencing the obligation of such Liquidity Provider to provide liquidity support to the Company or Sheffield in connection with the issuance by the Company or Sheffield, as applicable, of its Commercial Paper.

        "Lock-Box Account" means an account maintained by the Collection Agent at a Lock- Box Bank for the purpose of receiving Collections from Receivables.

        "Lock-Box Agreement" means an agreement between the Collection Agent and a Lock-Box Bank in substantially the form of Exhibit D hereto or such other form of agreement as shall have been approved by the Agent.

        "Lock-Box Bank" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to Section
2.8 hereof.

        "Loss Percentage" means, on any day, the greatest of (i) 2.5 times the highest two- month rolling average Loss-to-Liquidation Ratio as of the last day of each of the twelve (12) calendar months preceding the then current month and
(ii) 15%.

        "Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables which have been written off as uncollectible by the Collection Agent during such calendar month, together with the aggregate Outstanding Balance of all Receivables which are 91-120 days past due, by (ii) the aggregate amount of Collections received by the Collection Agent during such calendar month.

        "Majority Investors" shall have the meaning specified in Section 9.1(a) hereof.

        "Material Adverse Effect" means any event or condition which would (i) have a material and adverse effect on the collectibility of the Receivables,
(ii) have a material and adverse effect on the businesses, properties, condition (financial or otherwise) or results of operations of the Transferor or WorldCom, in each case considered as a whole (iii) cause a material impairment of the ability of the Transferor or WorldCom to perform any of its payment or material obligations under the Transaction Documents to which it is a party or the ability of the Company, Sheffield, the Bank Investors, the Enterprise Agent or the Agent to enforce such obligations or any of their rights under the Transaction Documents and (iv) have a material and adverse effect on the interests of the Agent, the Enterprise Agent, the Company, Sheffield or the Bank Investors under the Transaction Documents.

        "Maximum Net Investment" means the sum of the Enterprise Maximum Net Investment and the Sheffield Maximum Net Investment.

        "Maximum Percentage Factor" means 98%.


        "Moody's" means Moody's Investors Service, Inc.

        "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, WorldCom or any ERISA Affiliate of the Transferor or WorldCom on behalf of its employees.

        "Net Asset Test" means, in connection with any assignment by the Company to the Bank Investors of an interest in the Enterprise Net Investment pursuant to Section 9.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Net Receivables Balance shall be greater than the sum of the Enterprise Net Investment plus the Sheffield Net Investment plus the Enterprise Liquidation Yield plus the Sheffield Liquidation Yield.

        "Net Investment" means the sum of Enterprise Net Investment and the Sheffield Net Investment.

        "Net Receivables Balance" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor exceeds the Concentration Factor for such Designated Obligor, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, plus (iii) the product of (A) 30% and (B) the aggregate Outstanding Balance of all Receivables which are Private Line Receivables plus, (iv) at the request of the Enterprise Agent or Sheffield, the aggregate Outstanding Balance of all Eligible Receivables of each Obligor with respect to which either 25% or more of such Obligor's Receivables are Defaulted Receivables or 50% or more of such Obligor's Receivables are Delinquent Receivables.

        "Obligor" means a Person obligated to make payments for the provision of goods and services pursuant to a Contract.

        "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

        "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

        "Outstanding Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof excluding any accrued and outstanding Finance Charges related thereto.

        "Percentage Factor" means the sum of the Enterprise Percentage Factor and the Sheffield Percentage Factor.

        "Permitted Originator" means Com Systems Inc., a California corporation, WorldCom Network Services, Inc., a Delaware corporation, and any other Affiliate of WorldCom designated as a "Permitted Originator" in writing by the Agent.

        "Permitted Originator Receivables Purchase Agreement" shall have the meaning specified in the Receivables Purchase Agreement.

        "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

        "Potential Termination Event" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

        "Private Line Receivable" means any right to payment from an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale by WorldCom or a Permitted Originator of Private Line Services related to telecommunications, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

        "Private Line Services" means dedicated telecommunications services provided by WorldCom or a Permitted Originator to its customers between designated customer premises.

        "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

        "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

        "Purchased Interest" means the interest in the Receivables acquired by a Liquidity Provider through purchase pursuant to the terms of a Liquidity Provider Agreement.

        "Purchase Termination Date" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from WorldCom under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

        "Rebiller" means any customer of WorldCom and the Permitted Originators which purchases long distance service in bulk and resells such service to smaller end-users.

        "Receivable" means the indebtedness owed to WorldCom or any Permitted Originator by any Obligor, with the exception of Cherry Communications, American Teletronics Long Distance, Universal Network Services, Conetco, Unidial, Oncor, Century and any other operator billed service (without giving effect to any purchase under the Receivables Purchase Agreement by the Transferor at any time) under a Contract (and, if originated by a Permitted Originator, sold by such Permitted Originator to WorldCom) and, in either case, sold by WorldCom to the Transferor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services by WorldCom or a Permitted Originator, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.9 hereof, it shall no longer constitute a Receivable hereunder.

        "Receivables Purchase Agreement" means the Receivables Purchase Agreement dated as of October 25, 1996 by and between WorldCom, as seller, and the Transferor, as purchaser, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

        "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

        "Reinvestment Termination Date" means the second Business Day after the delivery by the Company to the Transferor of written notice that the Company elects to commence the amortization of its interest in the Enterprise Net Investment.

        "Related Commercial Paper" means, with respect to Commercial Paper issued by the Company or Sheffield, Commercial Paper issued by the Company or Sheffield, respectively, the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

        "Related Security" means, with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

             (i) all of the Transferor's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which by the Transferor gave rise to such Receivable;

             (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

             (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

             (iv) all Records related to such Receivable;

             (v) all rights and remedies of (A) the Transferor under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against WorldCom in connection therewith and (B) WorldCom under a sale and assignment agreement with a Permitted Originator, together with all financing statements filed by WorldCom against such Permitted Originator in connection therewith; and

             (vi) all Proceeds of any of the foregoing.

        "Section 8.2 Costs" has the meaning specified in Section 8.2(d) hereof.

        "Servicing Fee" means the fees payable by the Company, Sheffield or the Bank Investors to the Collection Agent, with respect to an Enterprise Tranche or a Sheffield Tranche, as applicable, in an amount equal to 0.50% per annum on the amount of the Enterprise Net Investment or Sheffield Net Investment allocated to such Enterprise Tranche or Sheffield Tranche pursuant to Section 2.3 hereof. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the later of the Termination Date or the date on which the Enterprise Percentage Factor or

Sheffield Percentage Factor, as applicable, is reduced to zero. On or prior to the Enterprise Termination Date or the Sheffield Termination Date, as applicable, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof. After the Enterprise Termination Date or the Sheffield Termination Date, as applicable,such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof.

        "Sheffield" means Sheffield Receivables Corporation, a Delaware corporation, and its successors and permitted assigns.

        "Sheffield Billing Adjustments Reserve" means, at any time, an amount equal to the product of (i) the greater of (A) 5% and (B) 1.5 multiplied by the highest Billing Adjustment Ratio over the last twelve (12) months and (ii) the sum of the Sheffield Net Investment, the Sheffield Discount Reserve and the Sheffield Servicing Fee Reserve at such time.

Notwithstanding the foregoing, the Sheffield Billing Adjustments Reserve shall at all times be at least equal to $2,500,000.

        "Sheffield BR Tranche" means a Sheffield Tranche as to which Sheffield Discount is calculated at the Base Rate.

        "Sheffield BR Tranche Period" means, with respect to a Sheffield BR Tranche, either (i) prior to the Sheffield Termination Date, a period of up to 30 days requested by the Transferor and agreed to by Sheffield, commencing on a Business Day requested by the Transferor and agreed to by Sheffield, or (ii) after the Sheffield Termination Date, a period of one day. If such Sheffield BR Tranche Period would end on a day which is not a Business Day, such Sheffield BR Tranche Period shall end on the next succeeding Business Day.

        "Sheffield CP Rate" means, with respect to any Sheffield CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper issued by Sheffield having a term equal to such Sheffield CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by Sheffield, provided, however, that if the rate (or rates) as agreed between any such agent or dealer and Sheffield is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from Sheffield's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

        "Sheffield CP Tranche" means a Sheffield Tranche as to which Sheffield Discount is calculated at a Sheffield CP Rate.

        "Sheffield CP Tranche Period" means, with respect to a Sheffield CP Tranche, a period of days not to exceed ninety (90) days commencing on a Business Day requested by the Transferor and agreed to by Sheffield pursuant to
Section 2.3. If a Sheffield CP Tranche Period would end on a day which is not a Business Day, such Sheffield CP Tranche Period shall end on the next succeeding Business Day.

        "Sheffield Dealer Fee" means the fee payable by the Transferor to Sheffield, pursuant to Section 2.4 hereof, the terms of which are set forth in the Sheffield Fee Letter.

        "Sheffield Discount" means, with respect to any Sheffield Tranche
Period:

                (TR x TNI x AD)
                            --
                              360

Where:

TR  =   the Sheffield Tranche Rate applicable to such Sheffield Tranche Period.

TNI  =  the portion of the Sheffield Net Investment allocated to such Sheffield
        Tranche Period.

AD  =   the actual number of days during such Sheffield Tranche Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Sheffield Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Sheffield Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

        "Sheffield Discount Reserve" means, at any time, an amount equal to:

                                    TD + LY

Where:

TD  =   the sum of the unpaid Sheffield Discount for all Sheffield Tranche
        Periods.

LY  =   the Sheffield Liquidation Yield.

        "Sheffield Early Collection Fee" means, for any Sheffield Tranche Period (such Sheffield Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Sheffield Net Investment that was allocated to such Sheffield Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Sheffield Discount that would have accrued during such Sheffield Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

        "Sheffield Eurodollar Tranche" means a Sheffield Tranche as to which Sheffield Discount is calculated at the Eurodollar Rate.

        "Sheffield Eurodollar Tranche Period" means, with respect to a Sheffield Eurodollar Tranche, prior to the Sheffield Termination Date, a period of up to one month requested by the Transferor and agreed to by Sheffield, commencing on a Business Day requested by the Transferor and agreed to by Sheffield; provided, however, that if such Sheffield Eurodollar Tranche Period would expire on a day which is not a Business Day, such Sheffield Eurodollar Tranche Period shall expire on the next succeeding Business Day; provided, further, that if such Sheffield Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Sheffield Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such

Sheffield Eurodollar Tranche Period shall expire on the last Business Day of such month.

        "Sheffield Facility Fee" means the fee payable by the Transferor to Sheffield pursuant to Section 2.7(b) hereof, the terms of which are set forth in the Sheffield Fee Letter.

        "Sheffield Fee Letter" means the letter agreement dated the date hereof between the Transferor and Sheffield with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

        "Sheffield Liquidation Yield" means, at any time, an amount equal to:

         (RVF x LBR x NI) x (EMP x 1.5)
                            -----------
                                360

Where:

RVF =   the Sheffield Rate Variance Factor at such time;

LBR = the Base Rate at such time which is applicable to the liquidation period after a Termination Event;

NI  =   the Sheffield Net Investment at such time; and

EMP =   the Estimated Maturity Period of the Receivables.

        "Sheffield Loss Reserve" means, on any day, an amount equal to:

              LP x (NI + DR + SFR)

Where:

LP  =   the Loss Percentage at the close of business of the Collection Agent on such day;

NI  =   the Sheffield Net Investment at the close of business of the Collection
        Agent on such day;

DR  =   the Sheffield Discount Reserve at the close of business of the
        Collection Agent on such day; and

SFR = the Sheffield Servicing Fee Reserve at the close of business of the Collection Agent on such day.

Notwithstanding the foregoing, the Sheffield Loss Reserve shall at all times be at least equal to $7,500,000.

        "Sheffield Maximum Net Investment" means $75,000,000; provided, further, that from and after the Sheffield Termination Date, the Sheffield Maximum Net Investment shall at all times equal the Sheffield Net Investment.

        "Sheffield Net Investment" means the sum of the cash amounts paid to the Transferor by Sheffield for each Incremental Transfer less the aggregate amount of Collections received and applied by Sheffield to reduce such Sheffield Net Investment pursuant to Section 2.6 or 2.9 hereof; provided that the Sheffield Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason.

        "Sheffield Percentage Factor" means the fraction (expressed as a percentage) computed at any time of determination as follows:

           NI + LR + BAR + DR + SFR
           -------------------------
                      NRB
Where:

NI  =   the Sheffield Net Investment at the time of such computation;

LR  =   the Sheffield Loss Reserve at the time of such computation;

BAR = the Sheffield Billing Adjustment Reserve at the time of such computation;

DR  =   the Sheffield Discount Reserve at the time of such computation;

SFR =   the Sheffield Servicing Fee Reserve at the time of such computation;
        and

NRB =   the Net Receivables Balance at the time of such computation.

The Sheffield Percentage Factor shall be calculated by the Collection Agent from time to time as described in Section 2.2(e).

        "Sheffield Program Fee" means the fee payable by the Transferor to Sheffield pursuant to Section 2.7(b) hereof, the terms of which are set forth in the Sheffield Fee Letter.

        "Sheffield Rate Variance Factor" means 1.15 or such other number computed from time to time in good faith by Sheffield and set forth in a written notice by Sheffield to the Transferor and the Collection Agent.

        "Sheffield Servicing Fee Reserve" means at any time an amount equal to the product of (i) the aggregate Outstanding Balance of all Receivables at such time, (ii) 0.5%, (iii) a fraction having, as the numerator, the sum of (a) 1.5 times the Estimated Maturity Period plus (b) 30 and, as the denominator, 360 and (iv) a fraction the numerator of which is the Sheffield Net Investment and the denominator of which is the Net Investment.

        "Sheffield Termination Date" means the earliest of (i) the Business Day designated by the Transferor to Sheffield as the "Sheffield Termination Date" at any time following 60 days' written notice to Sheffield, (ii) the date of termination of the commitment of any Liquidity Provider under any Liquidity Provider Agreement, but only with respect to Sheffield, (iii) the date of termination of the commitment of any Credit Support Provider under any Credit Support Agreement, but only with respect to Sheffield, (iv) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (v) the Purchase Termination Date, (vi) October 24, 1997, or
(vii) on or after the occurrence of an Enterprise Termination Date, the Business Day designated by Sheffield, at its option, as the Sheffield Termination Date.

        "Sheffield Tranche" means a portion of the Sheffield Net Investment allocated to a Sheffield Tranche Period pursuant to Section 2.3 hereof.

        "Sheffield Tranche Period" means a Sheffield CP Tranche Period, a Sheffield BR Tranche Period or a Sheffield Eurodollar Tranche Period.

        "Sheffield Tranche Rate" means the Sheffield CP Rate, the Base Rate or the Eurodollar Rate.


        "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies.

        "Subordinated Note" shall have the meaning specified in the Receivables Purchase Agreement.

        "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

        "Switched Service Receivable" means any right to payment from an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising from the sale by WorldCom or a Permitted Originator of Switched Services related to telecommunications, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

        "Switched Services" means the measured services provided by WorldCom or a Permitted Originator to its customers for originating and/or terminating telecommunications transmissions.

        "Taxes" shall have the meaning specified in Section 8.3 hereof.

        "Termination Date" shall have the meaning specified in Section 7.2 (a) hereof.

        "Termination Event" means an event described in Section 7.1 hereof.

        "Transaction Costs" has the meaning specified in Section 8.4(a) hereof.

        "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, the Enterprise Fee Letter, the Sheffield Fee Letter, the Lock-Box Agreements, the Certificates, the Transfer Certificates and all of the other instruments, documents and other agreements executed and delivered by WorldCom or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

        "Transfer" means a conveyance, transfer and assignment by the Transferor to the Company, Sheffield or the Bank Investors of an undivided percentage ownership interest in Receivables hereunder (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Section 2.2(b) and 2.5).

        "Transfer Certificate" has the meaning specified in Section 2.2(a) hereof.

        "Transfer Date" means, with respect to each Transfer, the Business Day on which such Transfer is made.

        "Transfer Price" means with respect to any Incremental Transfer, the amount paid to the Transferor by the Company, Sheffield or the Bank Investors as described in the applicable Transfer Certificate. The Transfer Price for any Transfer shall be comprised of (a) a cash component equal to the Enterprise Net Investment or the Sheffield Net Investment, as applicable, less the Enterprise Net Investment or Sheffield Net Investment, as applicable, paid for all prior Transfers, and (b) a deferred payment component payable in accordance with Section 2.6 hereof.

        "Transferor" means WorldCom Funding Corporation, a Delaware corporation, and its successors and permitted assigns.

        "Transferred Interest" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Company, Sheffield or the Bank Investors, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

        "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

        "U.S." or "United States" means the United States of America.

        "WorldCom" means WorldCom, Inc., a Georgia corporation, and its successors and assigns.

        SECTION 1.2. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

        SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II


                           PURCHASES AND SETTLEMENTS


                 SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth, at any time prior to the Enterprise Termination Date (with respect to the Company and the Bank Investors) and the Sheffield Termination Date (with respect to Sheffield)(x) the Transferor may, at its option, convey, transfer and assign to the Company or the Bank Investors, as applicable, and Sheffield and (y) the Company may, at its option, or Sheffield and the Bank Investors shall, if so requested, accept such conveyance, transfer and assignment from the Transferor of, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, neither the Company, Sheffield, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and WorldCom.

                 SECTION 2.2.  Transfers; Certificates; Eligible Receivables
(a) Incremental Transfers. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, convey, transfer and assign to the Company, Sheffield or the Bank Investors, as applicable, and (y) the Company may, at its option, or Sheffield and the Bank Investors shall, if so requested, accept such conveyance, transfer and assignment from the Transferor, without recourse except as provided herein, undivided percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer") from time to time prior to the occurrence of the Enterprise Termination Date (with respect to the Company and the Bank Investors) or the Sheffield Termination Date (with respect to Sheffield); provided that after giving effect to the issuance of Related Commercial Paper, or any drawings under any Liquidity Provider Agreement or any Credit Support Agreement, to fund the cash portion of the Transfer Price of any Incremental Transfer and the payment to the Transferor of the cash portion of such Transfer Price

(i) the Enterprise Net Investment will not exceed $300,000,000, (ii) the Sheffield Net Investment will not exceed $75,000,000, (iii) the Percentage Factor will not exceed 98% and (iv) the sum of the Enterprise Net Investment plus the Interest Component of all outstanding Related Commercial Paper issued by the Company would not exceed the Enterprise Maximum Net Investment; and, provided further, that the representations and warranties set forth in Section
3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the cash portion of the Transfer Price related thereto and an Investor Report shall have been delivered with respect to such Incremental Transfer as required by Section 3.2 hereof.

        The Transferor shall, by notice to the Agent given by telecopy, offer to convey, transfer and assign to the Company, Sheffield or the Bank Investors, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least three (3) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (w) whether, as between the Company and the Bank Investors, such request is made to the Company or the Bank Investors (it being understood and agreed that once the Bank Investors acquire any Transferred Interest hereunder, the Bank Investors shall be required to purchase all Transferred Interests held by the Company, pro rata and in accordance with Section 9.7 and thereafter the Company shall no longer accept any additional Incremental Transfers hereunder),
(x) to the amount of the desired Transfer Price to be funded by the Company or the Bank Investors on the one hand and Sheffield on the other (such amounts to be a ratio to each other equal to 300/the amount of the Sheffield Maximum Net Investment), the desired aggregate Transfer Price (which shall be at least $1,000,000 or integral multiples of $500,000 in excess thereof) or to the extent that the then available unused portion of the Maximum Net Investment is less than such amount, such lesser amount equal to such available portion of the Maximum Net Investment), (y) the desired date of such Incremental Transfer and (z) the desired Enterprise Tranche Period and Sheffield Tranche Period and allocations of the Enterprise Net Investment and Sheffield Net Investment of such Incremental Transfer thereto as required by Section 2.3. The

Agent will promptly notify the Company or each of the Bank Investors, as the case may be, and Sheffield of the Agent's receipt of any request for an Incremental Transfer to be made to such Person. To the extent that any such Incremental Transfer is requested of the Company, the Company shall accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Notwithstanding the foregoing, the Incremental Transfer to occur on December 31, 1996 shall be wholly funded by Sheffield in the amount of $75,000,000.

        Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify the Company, Sheffield and each Bank Investor against any loss or expense incurred by the Company, Sheffield or any Bank Investor, either directly or indirectly (including, in the case of the Company, or Sheffield through any Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the Company, Sheffield or any Bank Investor, either directly or indirectly (including, in the case of the Company or Sheffield, pursuant to any Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company, Sheffield (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company, Sheffield or any Bank Investor to fund such Incremental Transfer.

        On the date of the initial Incremental Transfer to Sheffield, Sheffield shall deliver written confirmation to the Transferor of the cash portion of the Transfer Price, the Sheffield Tranche Period and the Sheffield Tranche Rate relating to such Transfer and the Transferor shall deliver to the Agent the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). The Agent shall indicate the amount of the initial Incremental Transfer together with the date thereof on the grid attached to the Transfer Certificate and shall also indicate the amount of any Incremental Transfer funded by the Company prior to such date. On the date of each subsequent Incremental Transfer, the

Agent shall send written confirmation to the Transferor of the cash portion of the Transfer Price, the Enterprise Tranche Period and Sheffield Tranche Period, the Transfer Date and the Enterprise Tranche Rate and Sheffield Tranche Rate applicable to such Incremental Transfer. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Enterprise Net Investment and Sheffield Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers. Following each Incremental Transfer, the Agent shall deposit to the Transferor's account at the location indicated in
Section 10.3 hereof, in immediately available funds, an amount equal to the cash portion of the Transfer Price for such Incremental Transfer made to the Company or the Bank Investors and Sheffield.

        By no later than 11:00 A.M. (New York time) on any Transfer Date, the Company, Sheffield or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Company, Sheffield or the Bank Investors as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the cash portion of the Transfer Price for such Incremental Transfer. Unless the Agent shall have received notice from the Company, Sheffield or any Bank Investor, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make the Company's, Sheffield's or any such Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from the Company, Sheffield or such Bank Investor. To the extent the Company, Sheffield or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, the Company, Sheffield or such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company, Sheffield or any such Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor (provided that neither the Company nor Sheffield shall have any obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the Agent's Net Investment shall be reduced by such amount or (y) by the Company, Sheffield or such Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer. If agreed by the Agent and Sheffield (with notice to the Transferor and the Collection Agent), Sheffield may remit its share of any Transfer Price directly to the Transferor.

             (b) Reinvestment Transfers. On each Business Day occurring after the Incremental Transfer hereunder on the date hereof and prior to the Enterprise Termination Date or Sheffield Termination Date, as applicable, the Transferor hereby agrees to convey, transfer and assign to the Company, Sheffield or the Bank Investors then owning any Transferred Interests, and in consideration of Transferor's agreement to maintain at all times prior to the Enterprise Termination Date or Sheffield Termination Date, as applicable, a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Company may, and Sheffield and the Bank Investors shall (in either case, to the extent such Persons then own any Transferred Interest), agree to purchase from the Transferor undivided percentage ownership interests in each and every

Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Enterprise Net Investment and the Sheffield Net Investment at the close of business on such Business Day shall be equal to the amount of the Enterprise Net Investment and the Sheffield Net Investment, respectively, at the close of the business on the Business Day immediately preceding such Business Day plus the cash portion of the Transfer Price of any Incremental Transfer made by Enterprise or the Bank Investors and Sheffield made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

             (c) All Transfers. Each Transfer shall constitute a purchase of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Company's, Sheffield's or the Bank Investors', as applicable, aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Enterprise Percentage Factor or Sheffield Percentage Factor, as applicable, in effect from time to time. So long as the Company, on the one hand, or the Bank Investors, on the other hand, own all of the Transferred Interests related to the Enterprise Net Investment at such time, each of the Company's and each Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such Person's Net Investment bears to the Enterprise Net Investment at such time) of the Enterprise Percentage Factor at such time.

             (d) Certificate. The Transferor shall issue to the Agent the Certificate, in the form of Exhibit M, on or prior to the date hereof.

             (e) Percentage Factor. The Percentage Factor shall be initially computed as of the opening of business on November 30, 1996. Thereafter until the Enterprise Termination Date or the Sheffield Termination Date, the Enterprise Percentage Factor and the Sheffield Percentage Factor, respectively, shall be deemed to be recomputed as of the close of business by the Collection Agent on each Business Day. Each Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to
Section 2.2(a) or any reinvestment Transfer made pursuant to Section 2.2(b) and
2.5 during any period between computations of the Enterprise Percentage Factor or the Sheffield Percentage Factor, as applicable. Each of the Enterprise Percentage Factor and the Sheffield Percentage Factor, as calculated at the close of business on the Business Day immediately preceding the Enterprise Termination Date or Sheffield Termination Date, as applicable, shall remain constant at all times thereafter until such time as the Agent, on behalf of the Company, Sheffield and the Bank Investors, as applicable, shall have received its Aggregate Unpaids, in cash, at which time the Enterprise Percentage Factor or Sheffield Percentage Factor, as applicable, shall be recomputed in accordance with Section 2.6.

        SECTION 2.3. Selection of Enterprise Tranche Periods, Sheffield Tranche Periods, Enterprise Tranche Rates and Sheffield Tranche Rates.


             (a) Prior to the Enterprise Termination Date or Sheffield Termination Date.

        (i) Transferred Interest held by Company. At all times hereafter, but prior to the Enterprise Termination Date and not with respect to any portion of the Transferred Interest held by the Bank Investors (or any of them), the Transferor may, subject to the Company's approval and the limitations described below, request Enterprise

Tranche Periods and allocate a portion of the Enterprise Net Investment to each selected Enterprise Tranche Period, so that the aggregate amounts allocated to outstanding Enterprise Tranche Periods at all times shall equal the Enterprise Net Investment held by the Company. The Transferor shall give the Company irrevocable notice by telephone of the new requested Enterprise Tranche Period at least three (3) Business Days prior to the expiration of any then existing Enterprise Tranche Period; provided, however, that the Company may select, in its sole discretion, any such new Enterprise Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the Enterprise Tranche Period requested by the Transferor is commercially undesirable to the Company or the Transferor. The Company confirms that it is its intention to allocate all or substantially all of the Enterprise Net Investment held by it to one or more Enterprise CP Tranche Periods; provided that the Company may determine, from time to time, in its sole discretion, that funding such Enterprise Net Investment by means of one or more Enterprise CP Tranche Periods is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of a Liquidity Provider Agreement, NationsBank, N.A. "NationsBank" on behalf of such Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial Enterprise Tranche Period applicable to any such Purchased Interest shall be a period of not greater than 14 days and such Enterprise Tranche shall be an Enterprise BR Tranche. Thereafter, provided that the Enterprise Termination Date shall not have occurred, the Enterprise Tranche Period applicable thereto shall be the BR Rate or the Eurodollar Rate, as determined by NationsBank. In the case of any Enterprise Tranche Period outstanding upon the Enterprise Termination Date, such Enterprise Tranche Period shall end on such date.

        (ii) Transferred Interest held by Sheffield. At all times hereafter, but prior to the Sheffield Termination Date, the Transferor may, subject to Sheffield's approval and the limitations described below, request Sheffield Tranche Periods and allocate a portion of the Sheffield Net Investment to each selected Sheffield Tranche Period, so that the aggregate amounts allocated to outstanding Sheffield Tranche Periods at all times shall equal the Sheffield Net Investment held by Sheffield. The Transferor shall give Sheffield irrevocable notice by telephone of the new requested Sheffield Tranche Period(s) at least three (3) Business Days prior to the expiration of any then existing Sheffield Tranche Period; provided, however, that Sheffield may select, in its sole discretion, any such new Sheffield Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) Sheffield determines, in its sole discretion, that the Sheffield Tranche Period requested by the Transferor is unavailable or commercially undesirable to Sheffield or the Transferor. Sheffield confirms that it is its intention to allocate all or substantially all of the Sheffield Net Investment held by it to one or more Sheffield CP Tranche Periods; provided that Sheffield may determine, from time to time, in its sole discretion, that funding such Sheffield Net Investment by means of one or more Sheffield CP Tranche Periods is not possible or is not desirable for any reason. In the case of any Sheffield Tranche Period outstanding upon the Sheffield Termination Date, such Sheffield Tranche Period shall end on such date.

             (b) After the Termination Date; Transferred Interest Held by Company. At all times on and after the Enterprise Termination Date, with respect to any portion of the Transferred Interest which shall not have been transferred to the Bank Investors (or any of them), the Company or NationsBank, as applicable, shall select all Enterprise Tranche Periods and Enterprise Tranche Rates applicable thereto.

             (c) Prior to the Enterprise Termination Date; Transferred Interest Held by Bank Investor. At all times with respect to any portion of the Transferred Interest transferred to the Bank Investors (or any of them) pursuant to Section 9.7, but prior to the Enterprise Termination Date, the initial Enterprise Tranche Period applicable to such portion of the Enterprise Net Investment allocable thereto shall be a period of not greater than 14 days and such Enterprise Tranche shall be an Enterprise BR Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held by the Bank Investors (or any of them), provided that the Enterprise Termination Date shall not have occurred, the Enterprise Tranche Period applicable thereto shall be, at the Transferor's option, either an Enterprise BR Tranche or an Enterprise Eurodollar Tranche. The Transferor shall give the Enterprise Agent irrevocable notice by telephone of the new requested Enterprise Tranche Period at least three (3) Business Days prior to the expiration of any then existing Enterprise Tranche Period. In the case of any

Enterprise Tranche Period outstanding upon the occurrence of a Termination Date, such Enterprise Tranche Period shall end on the date of such occurrence.


             (d) After the Sheffield Termination Date or Enterprise Termination Date; Transferred Interest Held by Sheffield or Bank Investor. At all times on and after the Enterprise Termination Date, with respect to any portion of the Transferred Interest which shall have been owned or transferred to the Bank Investors (or any of them), respectively, the Enterprise Agent shall select all Enterprise Tranche Periods and Enterprise Tranche Rates applicable thereto. At all times on and after the Sheffield Termination Date, with respect to any portion of the Transferred Interest which shall have been owned or transferred to Sheffield, Sheffield shall select all Sheffield Tranche Periods and Sheffield Tranche Rates applicable thereto.


             (e) Eurodollar Rate Protection; Illegality. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Enterprise Eurodollar Tranche or Sheffield Eurodollar Tranche, then

        (A) the Agent shall forthwith notify the Company, Sheffield or Bank Investors, as applicable and the Transferor that the Eurodollar Rate cannot be determined for such Enterprise Eurodollar Tranche or Sheffield Eurodollar Tranche, and

        (B) while such circumstances exist, none of the Company, Sheffield, the Bank Investor or the Agent shall allocate the Enterprise Net Investment or the Sheffield Net Investment of any additional Transferred Interests purchased during such period or reallocate the Enterprise Net Investment or the Sheffield Net Investment allocated to any then existing Enterprise Tranche or Sheffield Tranche ending during such period, to an Enterprise Eurodollar Tranche or Sheffield Eurodollar Tranche.

        (ii) If, with respect to any outstanding Enterprise Eurodollar Tranche or Sheffield Eurodollar Tranche, the Company, Sheffield or any of the Bank Investors owning any Transferred Interest therein notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such Enterprise Tranche Period or Sheffield Tranche Period then the Agent shall forthwith so notify the Transferor, whereupon neither the Agent nor the Company, Sheffield or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Enterprise Net Investment or Sheffield Net Investment of any additional Transferred Interest purchased during such period or reallocate the Enterprise Net Investment or the Sheffield Net Investment allocated to any Enterprise Tranche Period or Sheffield Tranche Period ending during such period, to an Enterprise Eurodollar Tranche or a Sheffield Eurodollar Tranche.

        (iii) Notwithstanding any other provision of this Agreement, if the Company, Sheffield or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, Sheffield, such Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company, Sheffield or such Bank Investor, as applicable, to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Enterprise Net Investment or Sheffield Net Investment of each Enterprise Eurodollar Tranche or Sheffield Eurodollar Tranche in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Enterprise Tranche Period or Sheffield Tranche Period, be reallocated on the last day of such Enterprise Tranche Period or Sheffield Tranche Period to another Enterprise Tranche Period or Sheffield Tranche

Period in respect of which the Enterprise Net Investment or Sheffield Net Investment allocated thereto accrues discount at an Enterprise Tranche Rate or Sheffield Tranche Rate other than the Eurodollar Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Enterprise Tranche Period or Sheffield Tranche Period, such Person's share of the Enterprise Net Investment or Sheffield Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue discount at the Base Rate from the effective date of such notice until the end of such Enterprise Tranche Period or Sheffield Tranche Period.

                 SECTION 2.4. Discount, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section 2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Enterprise Discount and Sheffield Discount , all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On the last day of each Enterprise Tranche Period and Sheffield Tranche Period, the Transferor shall pay to the Agent, on behalf of the Company, Sheffield or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Enterprise Discount and/or Sheffield Discount for such Enterprise Tranche Period or Sheffield Tranche Period together with, in the event any portion of the Transferred Interest is held by the Company, an amount equal to the discount accrued on the Company's Commercial Paper to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the cash portion of the Transfer Price of an Incremental Transfer, and together with, in the event any portion of the Transferred Interest is held by Sheffield, an amount equal to any interest accrued on advances made to Sheffield to the extent the proceeds of such advances were used by Sheffield in order to fund the Transferred Interest in an amount equal to the excess of the portion thereof funded by Sheffield's Commercial Paper. Notwithstanding the foregoing, if agreed by the Transferor, the Agent and Sheffield (with notice to the Collection Agent), the Transferor may remit amounts in respect of Sheffield Discount directly to Sheffield. The Transferor shall pay to the Agent, on behalf of the Company, on each day on which Commercial Paper is issued by the Company, the Enterprise

Dealer Fee. The Transferor shall pay to Sheffield, on each day on which Commercial Paper is issued by Sheffield, the Sheffield Dealer Fee. All the foregoing amounts may be paid out of Collections pursuant to Section 2.5 or 2.6, as applicable. Enterprise Discount shall accrue with respect to each Enterprise Tranche on each day occurring during the Enterprise Tranche Period related thereto. Sheffield Discount shall accrue with respect to each Sheffield Tranche on each day occurring during the Sheffield Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

        SECTION 2.5. Non-Liquidation Settlement and Reinvestment Procedures. On each day after the date of any Incremental Transfer but prior to the Sheffield Termination Date with respect to Sheffield and the Enterprise Termination Date with respect to the Company and the Bank Investors and provided in either case that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall out of the applicable Enterprise Percentage Factor and Sheffield Percentage Factor of Collections received on or prior to such day and not previously applied or accounted for: (i) set aside and hold in trust for the Company or the Bank Investors, as applicable and Sheffield (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) an amount equal to all Enterprise Discount and Sheffield Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of the Enterprise Percentage Factor or Sheffield Percentage Factor of Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 hereof to the Transferor, for the benefit of the Company or the Bank Investors, as applicable, and Sheffield to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. On the last day of each Enterprise Tranche Period and Sheffield Tranche Period, from the applicable amounts set aside as described in clause (i) of the first sentence of this Section 2.5 hereof, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company or the Bank Investors, as applicable, and Sheffield an amount equal to the accrued and unpaid Enterprise Discount and Sheffield Discount for such Enterprise Tranche Period or

Sheffield Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Enterprise Tranche Period or Sheffield Tranche Period. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the Company and/or Sheffield and the Bank Investors entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts ratably (based on the amounts owing to each such Person) to all such Persons entitled to payment thereof. In addition, the Collection Agent shall remit to the Transferor at the end of each Enterprise Tranche Period and Sheffield Tranche Period, such portion of Collections not allocated to the Company, Sheffield and the Bank Investors.

        SECTION 2.6.  Liquidation Settlement Procedures.   If at any time on or
prior to the Enterprise Termination Date or the Sheffield Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, and Sheffield from previously received Collections, an amount equal to the amount such that, when applied in reduction of the Net Investment, will result in a Percentage Factor less than or equal to the Maximum Percentage Factor. Such amounts shall be applied pro rata to the reduction of the Enterprise Net Investment of Enterprise Tranche Periods selected by the Enterprise Agent and the Sheffield Net Investment of Sheffield Tranche Periods selected by Sheffield. On the Sheffield Termination Date, with respect to Sheffield, and the Enterprise Termination Date with respect to the Company and the Bank Investors and on each day thereafter, and on each day on which a Potential Termination Event has occurred and is continuing, the Collection Agent shall set aside and hold in trust for the Company, Sheffield and the Bank Investors, as applicable (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) the Enterprise Percentage Factor and the Sheffield Percentage Factor of all Collections received on such day and shall set aside and hold in trust for the Transferor such portion of Collections not allocated to the Company, Sheffield or the Bank Investors, as applicable. On the Sheffield Termination Date, the Enterprise Termination Date or the day on which a Potential Termination Event occurs, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company, Sheffield or the Bank Investors, as applicable, any amounts set aside pursuant to Section 2.5(i) above. On the last day of each Enterprise Tranche Period to occur on or after the Enterprise Termination Date and the last day of each Sheffield Tranche Period to occur on or after the Sheffield Termination Date, or in either case during the continuance of a Potential Termination Event, the Collection Agent shall deposit to the Agent's account, for the benefit of the Company, Sheffield or the Bank Investors, as applicable, the amounts so set aside for the Company, Sheffield or the Bank Investors pursuant to the second preceding sentence, but not to exceed the sum of (i) the accrued Enterprise Discount or Sheffield Discount for such Enterprise Tranche Period or Sheffield Tranche Period, as applicable, (ii) the portion of the Enterprise Net Investment or Sheffield Net Investment allocated to such Enterprise Tranche Period or Sheffield Tranche Period, as applicable, and (iii) all other Aggregate Unpaids. On such day, the Collection Agent shall deposit to its account, from the amounts set aside for the Company, Sheffield and the Bank Investors pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Enterprise Tranche Period or Sheffield Tranche Period. If there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds first, in payment of the accrued Enterprise Discount and Sheffield Discount, second, if the Transferor, WorldCom or any Affiliate of the Transferor or WorldCom is not then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent, third, in reduction of the Enterprise Net Investment and Sheffield Net Investment allocated to any Enterprise Tranche Period or Sheffield Tranche Period ending on such date, fourth, in payment of all fees payable by the Transferor hereunder, fifth, in payment of all other Aggregate Unpaids and sixth, if the Transferor, WorldCom or any Affiliate of the Transferor or WorldCom is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent. The Agent, upon its receipt of such amounts in the Agent's account, shall distribute such amounts to the

Company and/or the Bank Investors and Sheffield entitled thereto as set forth above; provided that if the Agent shall have insufficient funds to pay all of the above amounts in full on any such date, the Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which the Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof.

        Following the date on which the Net Investment has been reduced to zero, all accrued Enterprise Discount and Sheffield Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full,
(i) the Collection Agent shall recompute the Enterprise Percentage Factor and the Sheffield Percentage Factor, (ii) the Agent, on behalf of the Company, Sheffield and the Bank Investors, shall be considered to have reconveyed to the Transferor all of the Company's, Sheffield's and the Bank Investors' right, title and interest in and to the Affected Assets (including the Transferred Interest), (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent pursuant to the third sentence of this Section 2.6 and (iv) the Agent, on behalf of the Company, Sheffield and the Bank Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Company's, Sheffield's and the Bank Investors' respective interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor. On the last day of each Enterprise Tranche Period and Sheffield Tranche Period, the Collection Agent shall remit to the Transferor such portion of Collections set aside for the Transferor pursuant to this Section 2.6.

        SECTION 2.7. Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Transferor shall pay the following non-refundable fees:

             (a) On the last day of each month, to the Company solely for its own account, the Enterprise Program Fee and the Enterprise Facility Fee, and to the Enterprise Agent for distribution to the Bank Investors as agreed upon by the Bank Investors, the Bank
Investor Commitment Fee; and

             (b) On the last day of each month, to Sheffield solely for its own account, the Sheffield Program Fee and the Sheffield Facility Fee.

        SECTION 2.8. Protection of Ownership Interest of the Company, Sheffield and the Bank Investors. (a) The Transferor agrees that it will, and will cause WorldCom to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Company, Sheffield or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause WorldCom to, upon the request of the Agent, the Company, Sheffield or any of the Bank Investors, in order to accurately reflect this purchase and sale transaction,
(x) execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.7 hereof) as may be requested by the Agent, Sheffield, the Company or any of the Bank Investors and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor (in the case of WorldCom), the Agent, for the benefit of the Company, Sheffield and the Bank Investors, of the Transferred Interest. The Transferor shall, and will cause WorldCom to, upon request of the Agent, the Company, Sheffield or any of the Bank Investors, obtain such additional search reports as the Agent, the Company, Sheffield or any of the Bank Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's or WorldCom's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit WorldCom to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

             (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. Any Lock-Box Account maintained by a Lock-Box Bank pursuant to the related Lock-Box Agreement shall be under the exclusive ownership and control of the Agent which is hereby granted to the Agent by WorldCom and the Transferor. The Collection Agent shall be permitted to give instructions to the Lock-Box Banks for so long as neither a Collection Agent Default nor any other Termination Event has occurred hereunder. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit C attached hereto unless such bank has entered into a Lock-Box Agreement. The Collection Agent shall not terminate any bank as a Lock- Box Bank unless the Administrative Agent shall have received fifteen
(15) days' prior notice of such termination. If the Transferor, WorldCom or the Collection Agent receives any Collections, the Transferor, WorldCom or the Collection Agent, as applicable, shall immediately, but in any event within forty- eight (48) hours of receipt, remit (and shall cause WorldCom to remit) such Collections to a Lock-Box Account.

        SECTION 2.9. Deemed Collections; Application of Payments. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment, dilutive factor or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), and if such reduction or cancellation shall result in the Percentage Factor exceeding the Maximum Percentage Factor, the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. The Enterprise Net Investment and Sheffield Net Investment shall be reduced by the amount of such payment applied pursuant to Section 2.5 or
Section 2.6 to the reduction of the Enterprise Net Investment or Sheffield Net Investment, as applicable.

             (b) If on any day any of the representations or warranties in
Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Company, Sheffield or the Bank Investors as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection of such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Enterprise Net Investment and Sheffield Net Investment shall be reduced by the amount of such payment applied pursuant to
Section 2.5 or Section 2.6 to the reduction of the Enterprise Net Investment or Sheffield Net Investment, as applicable.

             (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or WorldCom shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

        SECTION 2.10. Payments and Computations, Etc. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (Central time) on the day when due in immediately available funds; if such amounts are payable to the Company, Sheffield or any Bank Investor they shall be paid or deposited in the account indicated in Section 10.3 hereof, until otherwise notified by the Agent. The Transferor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company, Sheffield and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Enterprise Discount and Sheffield Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

        SECTION 2.11. Reports. (a) On the 25th day of each month, (or the next succeeding Business Day if such 25th day is not a Business Day), the Collection Agent shall prepare and forward to the Agent and the Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) as soon as is reasonably practicable after receipt of a request by the Agent or the Administrative Agent, the Collection Agent shall prepare and forward to the Agent or the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and (iii) within a reasonable time after request therefor, such other information as the Agent or the Administrative Agent may reasonably request. The Agent shall promptly upon receipt forward a copy of any such report or listing to Sheffield.

        (b) Promptly upon receipt by the Collection Agent of each weekly report described in this Section 2.11(b), the Collection Agent shall forward to the Administrative Agent and the Agent, a copy of each such report setting forth the information contained therein in substantially the form of Exhibit N attached hereto. The Agent shall promptly upon receipt forward a copy of any such report to Sheffield.

        SECTION 2.12. Collection Account. There shall be established on the day of the initial Incremental Transfer hereunder and maintained, for the benefit of the Company, Sheffield and the Bank Investors, with the Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company, Sheffield and the Bank Investors. On and after the occurrence of a Collection Agent Default or a Termination Event or a Potential Termination Event, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Enterprise Tranche Period and Sheffield Tranche Period following such investment. On the last day of each Enterprise Tranche Period and Sheffield Tranche Period, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any payments required to be made hereunder (including Enterprise Discount or Sheffield Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Enterprise Discount and Sheffield Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

        SECTION 2.13. Sharing of Payments, Etc. If the Company, Sheffield or any Bank Investor (for purposes of this Section 2.13 only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Company and/or the Bank Investors and Sheffield entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors or Sheffield entitled to a share of such amount participations in the Percentage Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded





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
and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to
(b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

        SECTION 2.14. Right of Setoff. Without in any way limiting the provisions of Section 2.13, each of the Company, Sheffield and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Sheffield Termination Date, in the case of Sheffield and the Enterprise Termination Date, in the case of the Bank Investors and Enterprise, or during the continuance of a Potential Termination Event, in either case, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company, Sheffield or such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).





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
                                  ARTICLE III


                         REPRESENTATIONS AND WARRANTIES


        SECTION 3.1. Representations and Warranties of the Transferor. The Transferor represents and warrants to the Agent, the Company, Sheffield and the Bank Investors that:

             (a) Corporate Existence and Power. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

             (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Enterprise Fee Letter, the Sheffield Fee Letter, the Certificates, the Transfer Certificates and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 3.1(d) hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 3.1(d) hereof).





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
             (c) Binding Effect. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Certificates and the other Transaction Documents to which the Transferor is a party constitutes and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

             (d) Perfection. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Transferred Interest against all creditors of and purchasers from the Transferor and WorldCom will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

             (e) Accuracy of Information. All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to the Company, Sheffield, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the Company, Sheffield, any Bank Investors, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

             (f) Tax Status. The Transferor has filed all material tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

             (g) Action, Suits. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor





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
threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

             (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

             (i) Place of Business. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 9.3 hereof and the offices where the Transferor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Company in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

             (j) Good Title. Upon each Transfer and each recomputation of the Transferred Interest, the Company shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

             (k) Tradenames, Etc. As of the date hereof: (i) the Transferor's chief executive office is located at the address for notices set forth in Section 9.3 hereof; (ii) the Transferor has only the subsidiaries and divisions listed on Exhibit J hereto; and (iii) the Transferor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.

             (l) Nature of Receivables. Each Receivable (x) represented by the Transferor or the Collection





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
Agent to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" set forth herein and, in the case of clause
(y) above, is not a Receivable of the type described in clauses (i) through
(iii) of the definition of "Net Receivables Balance."

             (m) Coverage Requirement; Amount of Receivables. The Percentage Factor does not exceed the Maximum Percentage Factor. As of November 30, 1996, the aggregate Outstanding Balance of the Receivables in existence was at least $809,000,000 and the Net Receivable Balance was at least $597,000,000.

             (n)  Credit and Collection Policy.  Since   September 27, 1996,
there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

             (o) Collections and Servicing. Since September 27, 1996, there has been no material adverse change in the ability of the Collection Agent (to the extent it is WorldCom, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

             (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

             (q) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

             (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

             (s) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock- Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

             (t) Bulk Sales. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

             (u) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Transferor by WorldCom has been purchased by the Transferor from WorldCom pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

             (v) Preference; Voidability. The Transferor shall have given reasonably equivalent value to WorldCom in consideration for the transfer to the Transferor of the Receivables and Related Security from WorldCom, and each such transfer shall not have been made for or on account of an antecedent debt owed by WorldCom to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Section
Section  101 et seq.), as amended.

             (w) Representations and Warranties of WorldCom. Each of the representations and warranties of WorldCom set forth in the Receivables Purchase Agreement are true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, the Company, Sheffield, the Bank Investors and the Administrative Agent.

        Any document, instrument, certificate or notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor.

        SECTION 3.2. Reaffirmation of Representations and Warranties by the Transferor. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further condition precedent that prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to the Agent and the Administrative Agent, in form and substance satisfactory to the Agent and the Administrative Agent, a completed Investor Report dated within ten (10) days prior to the date of such Incremental Transfer, together with a listing by Obligor, if requested, and such additional information as may be reasonably requested by the Administrative Agent or the Agent; and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied. The Agent shall promptly upon receipt forward a copy of any such report to Sheffield.

        SECTION 3.3. Representations and Warranties of WorldCom. WorldCom represents and warrants to the Company, Sheffield and the Bank Investors that:

             (a) Corporate Existence and Power. WorldCom is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. WorldCom is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

             (b)  Corporate and Governmental Authorization; Contravention.
The execution, delivery and performance by WorldCom of this Agreement and the Receivables Purchase Agreement are within WorldCom's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof





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
(except for the filing of UCC financing statements as required by the Receivables Purchase Agreement), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of WorldCom or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon WorldCom or result in the creation or imposition of any Adverse Claim on the assets of WorldCom or any of its Subsidiaries (except those created by the Receivables Purchase Agreement).

             (c) Binding Effect. Each of this Agreement and the Receivables Purchase Agreement will constitute the legal, valid and binding obligation of WorldCom, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

             (d) Perfection. Immediately preceding the sale of the Receivables and related property pursuant to the Receivables Purchase Agreement, WorldCom was the owner of all of the Receivables, free and clear of all liens, encumbrances, security interests, preferences or other security arrangement of any kind or nature whatsoever. On or prior to the date hereof, all financing statements and other documents required to be recorded or filed in order to perfect and protect the ownership interest of the Transferor in and to the Receivables against all creditors of and purchasers from WorldCom will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

             (e) Accuracy of Information. All information heretofore furnished by WorldCom to the Transferor, the Agent, the Company, Sheffield and the Bank Investor or the Administrative Agent for purposes of or in connection with the Receivables Purchase Agreement or any transaction contemplated thereby is, and all such information hereafter furnished by WorldCom to the Transferor, the Agent, the Enterprise Agent, the Company, Sheffield and Bank Investor or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

             (f) Tax Status. WorldCom has filed all material tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

             (g) Action, Suits. Except as set forth in the Receivables Purchase Agreement, there are no actions, suits or proceedings pending, or to the knowledge of WorldCom threatened, against or affecting WorldCom or any Affiliate of WorldCom or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

             (h) Place of Business. The principal place of business and chief executive office of WorldCom are located at Jackson, Mississippi and the offices where WorldCom keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Transferor in accordance with the Receivables Purchase Agreement in jurisdictions where all action required by the terms of the Receivables Purchase Agreement has been taken and completed.

             (i) Good Title. Upon the sale of the Receivables and related property to the Transferor pursuant to the receivable Purchase Agreement, the Transferor shall acquire a valid and perfected first priority ownership interest in each Receivable (and in the Related Security, Collections and Proceeds with respect thereto) that exists on the date of the Receivables Purchase Agreement and each Receivable created or acquired by WorldCom and in the Related Security, Collections and Proceeds with respect thereto until the Termination Date (as defined in the Receivables Purchase Agreement) in each case free and clear of any Adverse Claim.

             (j) Tradenames, Etc. As of the date hereof: (i) WorldCom's chief executive office is located at the address for notices set forth in
Section 10.3; (ii) WorldCom has only the subsidiaries and divisions listed on Exhibit J hereto; and (iii) WorldCom has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation





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
or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.

             (k) Nature of Receivables. Each Receivable (x) represented by WorldCom to be an Eligible Receivable, or (y) included in the calculation of the Net Receivables Balance in fact satisfies at such time the definition of "Eligible Receivable" and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended, and in the case of clause (y) above, is not a Receivable of the type described in clauses (i) through (iii) of the definition of "Net Receivables Balance".

             (l) Amount of Receivables. As of November 30, 1996, the aggregate Outstanding Balance of the Receivables in existence was at least $809,000,000 and the Net Receivable Balance was at least $597,000,000.

             (m)  Credit and Collection Policy.  Since   September 27, 1996,
there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

             (n) Collections and Servicing. Since September 27, 1996, there has been no material adverse change in the ability of WorldCom to service and collect the Receivables.

             (o) Not an Investment Company. WorldCom is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

             (p) ERISA. Each of WorldCom and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

             (q) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock- Box Accounts at such Lock-Box Banks, are specified in Exhibit C hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Transferor and the Agent and for which Lock-Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Collection Agent). All Obligors have been instructed to make payment to a Lock-Box Account and only Collections are deposited into the Lock-Box Accounts.

             (r) Bulk Sales. No transaction contemplated by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

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                                 ARTICLE IV


                              CONDITIONS PRECEDENT

        SECTION 4.1. Conditions to Closing. On or prior to the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:


             (a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

             (b) The Articles of Incorporation of the Transferor certified by the Secretary of State or other similar official of the Transferor's jurisdiction of incorporation dated a date reasonably prior to the Closing Date, or a certification from the Treasurer of the Transferor to the effect that such Articles have not been amended or modified since a date on or prior to October 25, 1996.

             (c) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

             (d) A Certificate of the Secretary of the Transferor substantially in the form of Exhibit L-1 attached hereto.

             (e) Copies of proper financing statements (Form UCC-1) or amendments, dated a date reasonably near to the date of the initial Incremental Transfer naming the Transferor as the debtor in favor of the Agent, for the benefit of the Company, Sheffield and the Bank Investors, secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

             (f) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Incremental Transfer listing all effective financing statements which name the Transferor, WorldCom or any Permitted Originator (under their respective present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (e) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

             (g) An opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, special counsel to the Transferor, each Permitted Originator, the Collection Agent and WorldCom, covering the matters set forth in Exhibit K hereto.

             (h) An opinion of William E. Anderson, Esq., counsel to WorldCom covering certain corporate matters in form and substance to the Enterprise Agent and Sheffield and their respective counsel.


             (i) An executed copy of this Agreement, the Receivables Purchase Agreement, the Sheffield Fee Letter and each of the other Transaction Documents to be executed by WorldCom or the Transferor.

             (j)  The Transfer Certificate, duly executed by the Transferor.


             (k) The Certificate, duly executed by the Transferor and appropriately completed.


             (l)  An Investor Report for November  1996.





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
             (m) Such other documents, instruments, certificates and opinions as the Enterprise Agent or Sheffield shall reasonably request.

                                   ARTICLE V


                                   COVENANTS


        SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Enterprise Termination Date or Sheffield Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Enterprise Discount and Sheffield Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Agent and Sheffield shall otherwise consent in writing:

             (a) Financial Reporting. The Transferor will, and will cause WorldCom and each of the Transferor's and WorldCom's Subsidiaries to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent (which shall promptly upon receipt thereof forward a copy to Sheffield):

                     (i) Annual Reporting. Promptly after preparation, and no later than ninety (90) days after the last day of each fiscal year of WorldCom, financial statements showing the consolidated (as to WorldCom and its Subsidiaries) financial condition and results of operations of WorldCom and its Subsidiaries as of, and for the year ended on, such last day, accompanied by:

                         (1) the unqualified opinion of a firm of nationally -recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such financial statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of WorldCom and its Subsidiaries;

                         (2) any management letter prepared by such accounting firm;

                         (3) a certificate from such accounting firm to the Agent indicating that during its audit it obtained no knowledge of any Termination Event or Potential Termination Event or, if it obtained such knowledge, the nature and period of existence thereof;

                         (4) a letter from such accounting firm addressed to WorldCom, with a copy to the Agent, acknowledging that (A) WorldCom plans to provide the Agent with such audited financial statements and accompanying audit report, (B) the Agent has informed WorldCom that the Agent intends to rely on such firm's audit report accompanying such financial statements, and (C) WorldCom intends for the Agent to so rely; and

                         (5) promptly after preparation, and no later than ninety (90) days after the last day of each fiscal year of the Transferor, unaudited financial statements showing the financial condition and results of operations of the Transferor as of, and for the year ended on, such last day,

                     (ii) Quarterly Reporting. Promptly after preparation, and no later than 45 days after the last day of each fiscal quarter of WorldCom and the Transferor (other than the fourth fiscal quarter of each fiscal year), financial statements (which may be unaudited in the case of the Transferor) showing the financial condition and results of operations of the Transferor and WorldCom for such fiscal quarter and for the period from the beginning of the current fiscal year to such last day (which statements in the case of WorldCom shall show the consolidated financial condition of Worldcom), accompanied by a compliance certificate with respect to such Financial Statements.

                     (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's or WorldCom's, as applicable, chief financial officer or Treasurer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or WorldCom as applicable and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and showing the computation of, and showing compliance with each of the financial ratios and restrictions set forth in
     Section 5.3 hereof.

                     (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Transferor or WorldCom, copies of all financial statements, reports and proxy statements so furnished.

                     (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which WorldCom or any subsidiary files with the Securities and Exchange Commission (other than filings on Form S-8 or Form S-3 for secondary markets sales of securities held by selling shareholders).

                     (vi) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within three (3) business days after the Transferor becomes aware or should be aware of the occurrence of a Termination Event or a Potential Termination Event, a statement of the chief financial officer or chief accounting officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

                     (vii) Change in Credit and Collection Policy and Debt Ratings. Within ten (10) days after the date any material change in or amendment to the Credit and Collection

     Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment. Within five (5) days after the date of any downgrade in the Transferor's or WorldCom's public or private debt ratings, if any, a written certification of the Transferor's or WorldCom's public and private debt ratings after giving effect to any such change.

                     (viii) Credit and Collection Policy. Within ninety (90) days after the close of each of WorldCom's and the Transferor's fiscal years, a complete copy of the Credit and Collection Policy then in effect, unless a copy thereof has been delivered during such fiscal year pursuant to clause (vii) above and no other changes to the Credit and Collection Policy have occurred since such delivery.

                     (ix) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, WorldCom or any ERISA Affiliate of the Transferor or WorldCom files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, WorldCom or any ERISA Affiliates of the Transferor or WorldCom receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                     (x) Other Information. Such other information including non- financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to WorldCom, the Transferor or any Subsidiary of any of the foregoing.

               (b) Conduct of Business. The Transferor will, and will cause WorldCom and each of the Transferor's and WorldCom's Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

               (c) Compliance with Laws. The Transferor will, and will cause WorldCom and each of the Transferor's and WorldCom's Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

               (d) Furnishing of Information and Inspection of Records. The Transferor will, and will cause WorldCom to, furnish to the Enterprise Agent and Sheffield from time to time such information with respect to the Receivables as the Agent the Company or Sheffield may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will, and will cause WorldCom to, at any time and from time to time during regular business hours permit the Enterprise Agent and Sheffield, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Transferor or WorldCom, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or WorldCom's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or WorldCom, as applicable, having knowledge of such matters.

               (e) Keeping of Records and Books of Account. The Transferor will, and will cause WorldCom and any Permitted Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable





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
and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause WorldCom and any Permitted Originator to, give the Agent notice of any material change in the administrative and operating procedures of the Transferor, WorldCom or the Permitted Originator, as applicable, referred to in the previous sentence.

               (f) Performance and Compliance with Receivables and Contracts. The Transferor, at its expense, will, and will cause WorldCom and each Permitted Originator to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor, WorldCom or the Permitted Originators under the Contracts related to the Receivables.

               (g) Credit and Collection Policies. The Transferor will, and will cause WorldCom and each Permitted Originator to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

               (h) Collections. The Transferor shall, and shall cause WorldCom and each Permitted Originator to, instruct all Obligors to cause all Collections to be remitted directly to a Lock-Box Account.

               (i) Collections Received. The Transferor shall, and shall cause WorldCom and each Permitted Originator to, hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Transferor, WorldCom or the Permitted Originators, as the case may be.

               (j) Sale Treatment. The Transferor will not (i) and will not permit WorldCom to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement in any manner other than as a sale of Receivables by WorldCom to the Transferor, or (ii) account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than a sale of Receivables by the Transferor to the Company or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause WorldCom to,





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
disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and by the Receivables Purchase Agreement and the interest of the Transferor (in the case of WorldCom's financial statements), the Company, Sheffield and the Bank Investors in the Affected Assets.

               (k) Separate Business. The Transferor shall at all times comply in all respects with Articles X, XV and XVII of its Certificate of Incorporation. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not dictated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.

               (l) Corporate Documents. The Transferor shall only amend, alter, change or repeal its Certificate of Incorporation with the prior written consent of the Agent.

                     SECTION 5.2. Negative Covenants of the Transferor. During the term of this Agreement, unless the Agent and Sheffield shall otherwise consent in writing:


               (a) No Sales, Liens, Etc. Except as otherwise provided herein and the Receivables Purchase Agreement, the Transferor will not, and will not permit WorldCom to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.


               (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit WorldCom to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

               (c) No Change in Business or Credit and Collection Policy. The Transferor will not, and will not permit WorldCom to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

               (d) No Mergers, Etc. The Transferor will not, and except as otherwise permitted pursuant to the Receivables Purchase Agreement and Section
7.2.6 of the Credit Agreement, as amended and provided NationsBank of Texas, N.A. remains as managing agent thereunder, will not permit WorldCom to, (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

               (e) Change in Payment Instructions to Obligors. The Transferor will not, and will not permit WorldCom to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.


               (f) Deposits to Lock-Box Accounts. The Transferor will not, and will not permit WorldCom to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.


               (g) Change of Name, Etc. The Transferor will not, and will not permit WorldCom to, change its name, identity or structure or the location of its chief executive office, unless at least ten (10) days prior to the effective date of any such change the Transferor or

WorldCom, as applicable, delivers to the Agent (i) such documents, instruments or agreements, executed by the Transferor or WorldCom, as applicable, as are necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interests in the Affected Assets and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.


               (h) Amendment to Receivables Purchase Agreement. The Transferor will not, and will not permit WorldCom to, amend, modify, or supplement the Receivables Purchase Agreement, except with the prior written consent of the Agent and the Administrative Agent; nor shall the Transferor take, or permit WorldCom to take, any other action under the Receivables Purchase Agreement that shall have a material adverse affect on the Agent, the Enterprise Agent, the Company, Sheffield or any Bank Investor or which is inconsistent with the terms of this Agreement.


               (i) ERISA Matters. The Transferor will not, and will not permit WorldCom to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, WorldCom or any ERISA Affiliate of the Transferor or WorldCom is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, WorldCom, or any ERISA Affiliate of the Transferor of WorldCom under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor and WorldCom, in the aggregate, involve a payment of money or an incurrence of





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
liability by the Transferor, WorldCom or any ERISA Affiliate of the Transferor or WorldCom, in an amount in excess of $10,000,000.

               (j) Payment to WorldCom. With respect to any Receivable sold by WorldCom to the Transferor, the Transferor shall, and shall cause WorldCom to, effect such sale under, and pursuant to the terms of, the Receivables Purchase Agreement, including, without limitation, the payment by the Transferor either in cash or by increase in the amount of the Subordinated Note (as defined in the Receivables Purchase Agreement) to WorldCom of an amount equal to the purchase price for such Receivable as required by the terms of the Receivables Purchase Agreement.

          SECTION 5.3. Financial Covenants. As calculated on a consolidated basis for WorldCom and its Subsidiaries:

               (a) WorldCom shall not permit its Leverage Ratio to exceed the following during the applicable period:


                                           Maximum Ratio
              Period                         Permitted
              ------                         ---------
     Closing Date - June 30, 1998           4.00 : 1.00
     July 1, 1998 - December 31, 1999       3.50 : 1.00
     January 1, 2000 and thereafter         3.00 : 1.00


               (b) WorldCom shall not permit its ratio of the Operating Cash Flow to the Interest Expense for any 6-month period ending on the date of determination to be less than the following during the applicable period:



                                               Maximum  Ratio
                Period                            Permitted
                ------                            ---------
      Closing Date - December 31, 1996          2.50 : 1.00
      January 1, 1997 - December 31, 1997       2.75 : 1.00
      January 1, 1998 and thereafter            3.00 : 1.00

               (c) WorldCom shall not permit its Fixed Charge Ratio for any 12-month period ending on the date of determination to be less than 1.50 : 1.00.

All capitalized terms used in this Section 5.3, but not defined in Article I shall be defined in Exhibit O hereto.

          SECTION 5.4. Affirmative Covenants of WorldCom. At all times from the date hereof to the date on which all Receivables sold hereunder have been paid or charged-off in accordance with the Credit and Collection Policy, unless the Agent and Sheffield shall otherwise consent in writing:

               (a) Conduct of Business. WorldCom will, and will cause each of its Subsidiaries to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

               (b) Compliance with Laws. WorldCom will, and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its properties may be subject.

               (c) Furnishing of Information and Inspection of Records. WorldCom will furnish to the Transferor and the Agent from time to time such information with respect to the Receivables as the Transferor, the Enterprise Agent or Sheffield may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. WorldCom will at any time and from time to time during regular business hours permit the Transferor, the

Enterprise Agent and Sheffield, or their respective agents or representatives,
(i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of WorldCom for the purpose of examining such Records, and to discuss matters relating to Receivables or WorldCom's performance hereunder with any of the officers, directors, employees or independent public accountants of WorldCom having knowledge of such matters.

               (d) Keeping of Records and Books of Account. WorldCom will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). WorldCom will give the Transferor notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (e) Performance and Compliance with Receivables and Contracts. WorldCom, at its expense, will, and will cause each Permitted Originator to, timely and fully perform and will, and will cause each Permitted Originator to, comply with all material provisions, covenants and other promises required to be observed by it or a Permitted Originator under the Contracts related to the Receivables.

               (f) Credit and Collection Policies. WorldCom will, and will cause each Permitted Originator to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

               (g) Collections. WorldCom shall, and shall cause each Permitted Originator to, instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

               (h) Collections Received. WorldCom shall, and shall cause each Permitted Originator to, hold in trust, and deposit, immediately, but in any event not later than forty-eight (48) hours of its receipt thereof, to a Lock-Box Account all Collections received from time to time by WorldCom.

               (i) Sale Treatment. WorldCom shall report the transactions contemplated by the Receivables Purchase Agreement for financial reporting purposes and tax reporting purposes as a sale of the Receivables to the Transferor.

               (j) Information Requests. Promptly upon receipt, one or more computer tapes in the aggregate setting forth all Receivables and the Outstanding Balances thereon and such other information as the Agent may reasonably request.

          SECTION 5.5. Negative Covenants of WorldCom. During the term of this Agreement, unless the Agent shall otherwise consent in writing:

               (a) No Sales, Liens, Etc. Except as otherwise provided herein, the WorldCom will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

               (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2, WorldCom will not, and will cause each Permitted Originator not to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

               (c) No Change in Business or Credit and Collection Policy. WorldCom will not, and will cause each Permitted Originator to not, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

               (d) Change in Payment Instructions to Obligors. WorldCom will not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock- Box Account or (ii) the Transferor and the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Agent shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

               (e) Deposits to Lock-Box Accounts. WorldCom will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

               (f) Change of Name, Etc. WorldCom will not change its name, identity or structure or location of its chief executive office, unless, at least ten (10) days prior to the effective date of any such change, WorldCom delivers to the Transferor and the Agent (i) such documents, instruments or agreements, executed by the Transferor, as are necessary to reflect such change and to continue the perfection of the Transferor's ownership interest in the Receivables and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.

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
                                   ARTICLE VI


                         ADMINISTRATION AND COLLECTIONS

          SECTION 6.1. Appointment of Collection Agent. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Agent gives notice to WorldCom of the designation of a new Collection Agent, WorldCom is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder (provided that it may delegate certain servicing activities to WorldCom Network Services, Inc. as long as it remains a subsidiary of WorldCom), or designate a substitute Collection Agent, without the prior written consent of the Agent, and provided that the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder notwithstanding any such assignment hereunder. The Agent may, and upon the direction of the Enterprise Agent or Sheffield, the Agent shall, after the occurrence of (i) a Collection Agent Default, (ii) any event which materially adversely affects the collectibility of the Receivables or any other event which materially adversely affects the ability of the Transferor or Collection Agent to collect Receivables or the ability of the Transferor or Collection Agent to perform hereunder or (iii) any other Termination Event other than as specified in Section 7.1(k)-(q) designate as Collection Agent any Person (including itself) to succeed WorldCom or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Agent may notify any Obligor of the Transferred Interest.

          SECTION 6.2.  Duties of Collection Agent.

               (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations,





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
with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Company, the Agent, Sheffield and the Bank Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Transferor and WorldCom (to the extent not then acting as Collection Agent hereunder) hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or WorldCom's name and on behalf of the Transferor or WorldCom necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or WorldCom's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts. The Collection Agent shall set aside for the account of the Transferor and the Company their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to the Agent's account the Company's, Sheffield's and the Bank Investors' allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Sheffield Termination Date or Enterprise Termination Date shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity of Receivables or adjust the Outstanding Balance as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, the Company, the Agent, Sheffield and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is WorldCom or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any

Related Security. The Collection Agent shall not make the Agent, the Company, Sheffield or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

               (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not the Transferor or WorldCom or an Affiliate of the Transferor or WorldCom, the Collection Agent, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent, provided, however, that at any time after the Percentage Factor equals or exceeds 100%, any compensation to the Collection Agent in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from Collections allocated to the Company, Sheffield or the Bank Investors, as applicable. The Collection Agent, if other than the Transferor or WorldCom or an Affiliate of the Transferor or WorldCom, shall as soon as practicable upon demand, deliver to WorldCom all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

               (c) On or before 90 days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1996, (i) the Collection Agent, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Collection Agent, the Transferor, WorldCom or any Affiliates of any of the foregoing) or (ii) upon mutual agreement of the Collection Agent and the Agent and at the Collection Agent's expense, cause an audit team chosen by the Agent to furnish a report to the Agent, in either case, to the effect that they have (i) compared the information contained in the Investor Reports delivered during such fiscal year then ended with the information contained in the Contracts and the

Collection Agent's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports reconciles with the information contained in the Contracts and the Collection Agent's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, (ii) confirmed the Net Receivables Balance as of the end of each Enterprise Tranche Period and Sheffield Tranche Period during such fiscal year, and (iii) verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein and (iv) conducted a 'negative confirmation' of a sample of the Receivables and verified that the Collection Agent's records and computer system used in servicing the Receivables contained correct information with regard to due dates and outstanding balances, except, in each case for (a) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement. The Agent shall promptly upon receipt forward a copy of such report to Sheffield.

               (d)  Notwithstanding anything to the contrary contained in this
Article VI, the Collection Agent, if not the Transferor, WorldCom or any Affiliate of the Transferor or WorldCom, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

          SECTION 6.3. Rights After Designation of New Collection Agent. At any time following the designation of a Collection Agent (other than the Transferor, WorldCom or any Affiliate of the Transferor or WorldCom) pursuant to Section 6.1 hereof:

                     (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

                     (ii) The Transferor shall, at the Agent's request and at the Transferor's expense, give notice of the Agent's ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.


                     (iii)    The Transferor shall, at the Agent's
     request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                     (iv)    The Transferor and WorldCom hereby
     authorize the Agent to take any and all steps in the Transferor's or WorldCom's name and on behalf of the Transferor and WorldCom necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's or WorldCom's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

          SECTION 6.4. Collection Agent Default. The occurrence of any one or more of the following events shall constitute a Collection Agent Default:

               (a) failure of any Collection Agent (other than WorldCom) or any of its Subsidiaries to pay when due any amounts due under any agreement under which any Indebtedness greater than $1,000,000 is governed; or the default by any Collection Agent (other than WorldCom) or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $1,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement; or any Indebtedness of any Collection Agent





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(other than WorldCom) or any of its Subsidiaries greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

               (b) any Event of Bankruptcy shall occur with respect to any Collection Agent (other than WorldCom) or any of its Subsidiaries; or

               (c) there shall have occurred any material adverse change in the operations of the Collection Agent (other than WorldCom) since the end of last fiscal year ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonably judgment of the Agent, materially and adversely affects such Collection Agent's ability to either collect the Receivables or to perform under this Agreement.

          SECTION 6.5. Responsibilities of the Transferor and WorldCom. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause WorldCom to, (i) perform all of WorldCom's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Receivables Purchase Agreement and the exercise by the Agent, the Enterprise Agent the Company, Sheffield and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Transferor or WorldCom from such obligations and (ii) pay when due any taxes with respect to which the failure to pay could cause a Material Adverse Effect, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Enterprise Agent, the Company, Sheffield nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of WorldCom thereunder.





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                                  ARTICLE VII


                               TERMINATION EVENTS

          SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

               (a) the Transferor, WorldCom or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder; or

               (b) any representation, warranty, certification or statement made by the Transferor, the Collection Agent or WorldCom in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) the Transferor, WorldCom or the Collection Agent, shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(a)(vii), 5.1(b), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k),
5.1(l), 5.2(a), (c), (d), (e), (f) or (g) or Section 5.3 or (ii) to be
performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten (10) days;

               (d) failure of the Transferor, WorldCom or any Subsidiary of the Transferor or WorldCom to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness (individually or collectively) greater than $20,000,000 is governed; or the default by the Transferor, WorldCom or any Subsidiary of the Transferor or WorldCom in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Transferor, WorldCom or any Subsidiary of the Transferor or WorldCom (individually or collectively) greater





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
than $20,000,000 was created or is governed; or any Indebtedness owing by the Transferor, WorldCom or any Subsidiary of the Transferor or WorldCom (individually or collectively) greater than $20,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof, unless and so long as such default (described in the previous clause) is being contested by such Person in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of such Person to the extent required by GAAP; or

               (e) any Event of Bankruptcy shall occur with respect to the Transferor, WorldCom or any Subsidiary of either the Transferor or WorldCom; or

               (f) the Agent, on behalf of the Company and/or the Bank Investors and Sheffield, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or

               (g)  a Collection Agent Default shall have occurred; or

               (h) a Termination Event shall have occurred under the Receivables Purchase Agreement; or

               (i) the Transferor shall enter into any transaction or merger whereby it is not the surviving entity; or

               (j) there shall have occurred any material adverse change in the operations of the Transferor or WorldCom since June 30, 1996 or any other Material Adverse Effect shall have occurred; or

               (k) any Liquidity Provider or Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company or Sheffield; or

               (l) the failure of the Board of Directors of the Transferor to provide to the Agent and Sheffield, prior to January 15, 1997, evidence (in form and substance satisfactory to the Agent, Sheffield and their respective counsel) that the Board of Directors of the Transferor has ratified the transactions contemplated hereby; or





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               (m)  (i) the Percentage Factor exceeds the Maximum Percentage
Factor unless the Transferor reduces the Enterprise Net Investment and Sheffield Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to 98%; (ii) the Percentage Factor as reported on any Investor Report equals or exceeds 100%; or (iii) the Enterprise Net Investment plus the Interest Component of all outstanding Related Commercial Paper issued by the Company shall exceed the Enterprise Maximum Net Investment; or

               (n) the Billing Adjustments Ratio for any consecutive three-month period during the preceding twelve months exceeds 10%; or

               (o) the Loss to Liquidation Ratio for any consecutive three-month period during the preceding twelve months exceeds 10%; or

               (p) the Delinquency Ratio for any consecutive three-month period during the preceding twelve months exceeds 20%; or

               (q) the Default Ratio for any consecutive three-month period during the preceding twelve months exceeds 17%; or

               (r) a default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Indebtedness of the Transferor; or

               (s) the termination of any Permitted Originator Receivables Purchase Agreement.





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          SECTION 7.2.  Termination.

               (a) Upon the occurrence of any Termination Event, the Agent may, or at the direction of either the Enterprise Agent or Sheffield shall, by notice to the Transferor and the Collection Agent declare the "Termination Date" to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(m)(ii) and 7.1(m)(iii) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a) (other than a Termination Event relating to Section 7.1(k)), the Base Rate plus 2.00% shall be the Enterprise Tranche Rate and Sheffield Tranche Rate applicable to the Enterprise Net Investment and Sheffield Net Investment for all existing and future Enterprise Tranches and Sheffield Tranches. If an event or condition specified in Section 7.1(k) occurs, the Agent shall, upon the direction of the Enterprise Agent (if such event relates to the Company) or Sheffield (if such event relates to Sheffield), by notice to the Transferor, declare a Termination Event to have occurred and declare all outstanding Enterprise Tranche Periods and Sheffield Tranche Periods, as applicable, to be ended and shall designate the Base Rate to be applicable to the Enterprise Net Investment and Sheffield Net Investment, as applicable. In addition, if a Termination Event shall be declared, the Transferor hereby requests that the Company assign its portion of the Transferred Interest and all of its rights hereunder (other than its rights to receive payments in respect of Enterprise Discount accrued to the date of such assignment and other fees, costs, expenses and indemnities due the Company hereunder) to the Bank Investors. If an event or condition shall have occurred which constitutes a Potential Termination Event, the Agent may, and shall if directed by either Sheffield or the Enterprise Agent, by notice to the Transferor, declare such event or condition a Potential Termination Event.

               (b) In addition, if any Termination Event occurs hereunder (i) the Agent shall promptly notify the Transferor in writing whether it has declared a Termination Event or a Potential Termination Event and whether it will be exercising the remedies specified in this





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Section 7.2, (ii) the Company, Sheffield and the Agent shall have all of the rights and remedies provided to a secured creditor or a purchaser of accounts under the UCC by applicable law in respect thereto, (iii) the Enterprise Maximum Net Investment and the Sheffield Maximum Net Investment shall be reduced as of each calendar date thereafter equal to the Enterprise Net Investment and Sheffield Net Investment, respectively, as of such date and (iv) no Commercial Paper with respect to the Transferor will thereafter be issued.





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                                ARTICLE VIII


                 INDEMNIFICATION; EXPENSES; RELATED MATTERS


          SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Agent, the Company, Sheffield or the Bank Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Company, the Bank Investors, Sheffield, the Agent, the Enterprise Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider, any Credit Support Provider,and any successors and permitted assigns and their respective any officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the an Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor or WorldCom (including, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, the Company, Sheffield or any Bank Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

                     (i) any representation or warranty made by the Transferor or WorldCom (including, in its capacity as the Collection Agent) or any officers of the Transferor or WorldCom (including, in its capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreement, any of the other Transaction Documents,





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
     any Investor Report or any other information or report delivered by the Transferor or the Collection Agent pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

                                                             (ii)    the failure
     by the Transferor, WorldCom (including, in its capacity as the Collection Agent) or any Permitted Originator to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                     (iii) the failure to vest and maintain vested in the Company and/or Sheffield and the Bank Investors, an undivided first priority, perfected percentage ownership interest, to the extent of the Transferred Interest, in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and/or the Bank Investors and Sheffield, in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim;

                     (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

                     (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or





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
     services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                     (vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof; or

                     (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                     (viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

                     (ix) the failure by the Transferor or WorldCom (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

                     (x) the Percentage Factor exceeding 98% at any time on or prior to the later of (a) the Enterprise Termination Date or (b) the Sheffield Termination Date;


                     (xi) the failure of WorldCom or any Transferring Subsidiary to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

                     (xii) any repayment by any Indemnified Party of any amount previously distributed in reduction of the Net Investment which such Indemnified Party believes in good faith is required to be made;

                     (xiii) the commingling by the Transferor, WorldCom, any Permitted Originator





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     or the Collection Agent of Collections of Receivables at any time with other funds;

                     (xiv) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or WorldCom, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

                     (xv) the failure of any Lock-Box Bank to remit any amounts held in the Lock-Boxes and/or the Lock-Box Accounts pursuant to the instructions of the Collection Agent, the Transferor, WorldCom or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Lock-Box Agreement) whether by reason of the exercise of set-off rights or otherwise;

                     (xvi) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or WorldCom to qualify to do business or file any notice of business activity report or any similar report;

                     (xvii) any failure of the Transferor to give reasonably equivalent value to WorldCom in consideration of the purchase by the Transferor from WorldCom of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or


                     (xviii) any action taken by the Transferor, WorldCom, or the Collection Agent (if the Transferor, WorldCom or any Affiliate or designee of the Transferor or WorldCom) in the enforcement or collection of any Receivable;





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provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with any Liquidity Provider Agreement, any Credit Support Agreement or the credit support furnished by any Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor, WorldCom or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor, WorldCom or the Collection Agent, such Other Transferors shall be solely liable for such Indemnified Amounts.

          SECTION 8.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                     (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under any Liquidity Provider Agreement or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or





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     other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

                     (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under any Liquidity Provider Agreement or the credit support provided by any Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or


                     (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under any Liquidity Provider Agreement or the credit support furnished by any Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables,





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

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, any Liquidity Provider Agreement or any Credit Support Agreement , by an amount deemed by such Indemnified Party to be material, then, within ten
(10) days after demand by such Indemnified Party through the Agent, the Transferor or WorldCom shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

               (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

               (c) The Agent and Sheffield will promptly notify the Transferor and WorldCom of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section 8.2 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such





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amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

               (d) Anything in this Section 8.2 to the contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 which are in connection with any Liquidity Provider Agreement, any Credit Support Agreement or the credit support provided by any Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Transferor, WorldCom or the Collection Agent and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor, WorldCom or the Collection Agent, such Other Transferors shall be solely liable for such Section 8.2 Costs.

          SECTION 8.3. Taxes. All payments made hereunder by the Transferor, WorldCom or the Collection Agent (each, a "payor") to the Company, Sheffield, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

               (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and





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               (c)  pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

          If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

          SECTION 8.4. Other Costs, Expenses and Related Matters. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Company, the Bank Investors, Sheffield and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors, Sheffield and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, Sheffield, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, Sheffield's, any Bank Investor's, the





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Agent's or the Collateral Agent's enforcement or preservation of rights
(including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs") provided that any of the foregoing Transaction Costs arising in connection with the closing of the transaction contemplated hereby shall be payable by WorldCom.

               (b) The Transferor shall pay the Agent, for the account of the Company, Sheffield and the Bank Investors, as applicable, on demand any Enterprise Early Collection Fee or Sheffield Early Collection Fee due on account of the reduction of an Enterprise Tranche or Sheffield Tranche, respectively, on a day prior to the last day of its Enterprise Tranche Period or Sheffield Tranche Period, as applicable.

          SECTION 8.5. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Company and/or the Bank Investors and Sheffield, of the Transferred Interest if the Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the Company, Sheffield and the Bank Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids.





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                                 ARTICLE IX


              THE AGENT; THE ENTERPRISE AGENT; BANK COMMITMENT

          SECTION 9.1. Authorization and Action. (a) (i) The Company, Sheffield and each Bank Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company, Sheffield and each Bank Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that the Company, Sheffield or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, that Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than





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ministerial actions or such actions as are specifically provided for herein)
without the prior consent of the Majority Investors. The Agent shall not, without the prior written consent of the Company, Sheffield and all Bank Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Enterprise Discount or Sheffield Discount or fees payable hereunder to the Company, Sheffield or the Bank Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement relating to the timing of payments required to be made by the Transferor or WorldCom or the application of the proceeds of such payments, (D) the appointment of any Person (other than the Agent) as successor Collection Agent, or (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein). The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of either Sheffield's commitment or a Bank Investor's Commitment without the prior consent of Sheffield or such Bank Investor, as applicable. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Majority Investors. "Majority Investors" means, at any time, the Agent, and Sheffield and those Bank Investors which hold Commitments aggregating in excess of 51% of the Maximum Net Investment as of such date (determined as if Sheffield had a Commitment equal to the Sheffield Maximum Net Investment). In the event the Agent requests the Company's, Sheffield's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company, Sheffield or such Bank Investor within 10 Business Days of the Company's, Sheffield's or Bank Investor's receipt of such request, then the Company, Sheffield or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

          (ii) The Company and each Bank Investor hereby appoints and authorizes the Enterprise Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents





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as are delegated to the Enterprise Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, the Company and each Bank Investor hereby appoints the Enterprise Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Enterprise Agent may deem necessary or appropriate or that the Company or a Bank Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Enterprise Agent of such instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Company and the Majority Enterprise Investors may direct the Enterprise Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Enterprise Agent hereunder, the Enterprise Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Enterprise Investors; provided, however, that the Enterprise Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Enterprise Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Enterprise Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Enterprise Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Enterprise Investors. The Enterprise Agent shall not agree to any amendment of this Agreement which increases the dollar amount of a Bank Investor's Commitment without the prior consent of such Bank Investor, as applicable. In addition, the Enterprise Agent shall not agree to any amendment of this Agreement not specifically described in the preceding sentence without the consent of the related Majority Enterprise Investors. "Majority Enterprise Investors" means, at any time, the Agent, and those Bank





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Investors which hold Commitments aggregating in excess of 51% of the Maximum
Enterprise Net Investment as of such date. In the event the Enterprise Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Enterprise Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Enterprise Agent shall have obtained sufficient consent hereunder.

               (b) (i) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (ii) The Enterprise Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          SECTION 9.2. Agent's Reliance, Etc. Neither the Agent, the Enterprise Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent or Enterprise Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent and the Enterprise Agent: (i) may consult with legal counsel (including counsel for the Transferor or WorldCom), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Company, Sheffield or any Bank Investor and shall not be responsible to the Company, Sheffield or any Bank Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire





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as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Transferor, the Collection Agent or WorldCom or to inspect the property (including the books and records) of the Transferor, the Collection Agent or WorldCom; (iv) shall not be responsible to the Company, Sheffield or any Bank Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 9.3. Credit Decision. The Company, Sheffield and each Bank Investor acknowledges that it has, independently and without reliance upon the Agent or the Enterprise Agent, any of the Agent's or the Enterprise Agent's Affiliates, any other Bank Investor, Sheffield or the Company (in the case of any Bank Investor) and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer of any undivided ownership interest in the Affected Assets hereunder. The Company, Sheffield and each Bank Investor also acknowledges that it will, independently and without reliance upon the Agent and the Enterprise Agent, any of the Agent's or the Enterprise Agent's Affiliates, any other Bank Investor, Sheffield or the Company (in the case of any Bank Investor) and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

          SECTION 9.4.  Indemnification of the Enterprise Agent.   The Bank
Investors agree to indemnify the Enterprise Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations,





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losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Enterprise Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Enterprise Agent, any of the other Transaction Documents hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Enterprise Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Bank Investors agree to reimburse the Enterprise Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Enterprise Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Enterprise Agent is not reimbursed for such expenses by the Transferor.

          SECTION 9.5. Successor Agent and Enterprise Agent. (a) The Agent may resign at any time by giving written notice thereof to each Bank Investor, Sheffield, the Company and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Majority Investors shall appoint a successor Agent. The Company, Sheffield and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Company, Sheffield and the Bank Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of





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any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     (b) The Enterprise Agent may resign at any time by giving written notice thereof to each Bank Investor, the Company and the Transferor and may be removed at any time with cause by the Majority Enterprise Investors. Upon any such resignation or removal, the Company and the Majority Enterprise Investors shall appoint a successor Enterprise Agent. The Company and each Bank Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Enterprise Agent. If no such successor Enterprise Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Enterprise Agent's giving of notice of resignation or the Majority Enterprise Investors' removal of the retiring Enterprise Agent, then the retiring Enterprise Agent may, on behalf of the Company and the Bank Investors, appoint a successor Enterprise Agent which successor Enterprise Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Enterprise Agent hereunder by a successor Enterprise Agent, such successor Enterprise Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Enterprise Agent, and the retiring Enterprise Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Enterprise Agent's resignation or removal hereunder as Enterprise Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Enterprise Agent under this Agreement.

          SECTION 9.6. Payments by the Agent and Enterprise Agent. Unless specifically allocated to the





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Company, a Bank Investor or Sheffield pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Company, the Bank Investors or Sheffield shall be paid by the Agent to the Company, the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Enterprise Net Investment or Sheffield on the Business Day received by the Agent, unless such amounts are received after 12:00 noon (New York time) on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Company, the Bank Investors and Sheffield on such Business Day, but, in any event, shall pay such amounts to the Company, Sheffield and the Bank Investors in accordance with the Bank Investors' respective related pro rata interests in the Enterprise Net Investment not later than the following Business Day.

          SECTION 9.7.  Bank Commitment; Assignment to Bank Investors.

               (a) Bank Commitment. At any time on or prior to the Commitment Termination Date, in the event that the Company does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require the Company to assign its interest in the Enterprise Net Investment in whole to the Bank Investors pursuant to this
Section 9.7. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event or (ii) the Company elects to give notice to the Transferor of a Reinvestment Termination Date, the Transferor hereby requests and directs that the Company assign its interest in the Enterprise Net Investment in whole to the Bank Investors pursuant to this Section 9.7 and the Transferor hereby agrees to pay the amounts described in Section 9.7(d) hereof. Provided that (i) the Net Asset Test is satisfied and (ii) the Transferor shall have paid to the Company all amounts due as described in Section 9.7(d) hereof, upon any such election by the Company or any such request by the Transferor, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 9.7, each Bank Investor shall, on the date of





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such assignment, pay to the Company an amount equal to its Assignment Amount.
In addition, at any time on or prior to the Commitment Termination Date the Transferor shall have the right to request funding under this Agreement directly from the Bank Investors provided that at such time all conditions precedent set forth herein for an Incremental Transfer shall be satisfied and provided further that in connection with such funding by the Bank Investors, the Bank Investors accept the assignment of all of the Company's interest in the Enterprise Net Investment and assume all of the Company's obligations hereunder concurrently with or prior to any such Incremental Transfer. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Incremental Transfers hereunder.

               (b) Assignment. No Bank Investor may assign all or a portion of its interests in the Enterprise Net Investment, the Receivables, and Collections, Related Property and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Enterprise Agent. In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Enterprise Net Investment, the Receivables, and Collections, Related Property and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or,





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
immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to effect Incremental Transfers under Section 2.2(a) in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Enterprise Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Enterprise Agent and the Transferor. All out-of-pocket and legal expenses of the Enterprise Agent and the assignor incurred in connection with any preparation and filing of any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in Enterprise's Liquidity Provider Agreement.

               (c) Effects of Assignment. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, WorldCom or the Collection Agent or the performance or observance by the Transferor, WorldCom or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii)





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such assignee confirms that it has received a copy of this Agreement, the
Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

               (d) Transferor's Obligation to Pay Certain Amounts; Additional Assignment Amount. The Transferor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 9.7, an aggregate amount equal to all Enterprise Discount to accrue through the end of each outstanding Enterprise Tranche Period plus all other Aggregate Unpaids (other than the Enterprise Net Investment) due the Company. To the extent that such Enterprise Discount relates to interest or discount on Commercial Paper issued by the Company to fund the Enterprise Net Investment, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank





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Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Enterprise Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

               (e) Administration of Agreement After Assignment; Discount. After any assignment by the Company to the Bank Investors pursuant to this
Section 9.7 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.


               (f) Payments. After any assignment by the Company to the Bank Investors pursuant to this Section 9.7, all payments to be made hereunder by the Transferor or the Collection Agent to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Transferor and the Collection Agent.

               (g) Downgrade of Bank Investor. If at any time prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 9.7, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the Enterprise Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications).





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In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Enterprise Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.7. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Enterprise Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued by the Company to fund the portion of the Enterprise Net Investment being assigned to such Bank Investor, as reasonably determined by the Enterprise Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Maximum Enterprise Net Investment, solely as it relates to new Incremental Transfers by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.





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
                                  ARTICLE X


                                 MISCELLANEOUS


          SECTION 10.1. Term of Agreement. This Agreement shall terminate on the date following the Enterprise Termination Date and the Sheffield Termination Date upon which the Net Investment has been reduced to zero, all accrued Enterprise Discount and Sheffield Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, the Enterprise Agent, the Company, Sheffield, the Bank Investors and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

          SECTION 10.2. Waivers; Amendments. No failure or delay on the part of the Agent, the Enterprise Agent, the Company, Sheffield, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be waived, amended, supplemented or otherwise modified, if, but only if, such waiver, amendment, supplement or other modification is in writing and is signed by the Transferor, the Company, Sheffield, the Agent and the Majority Enterprise Investors, provided, however, that to the extent the Agent determines that there have been no other material changes to the Credit Agreement since the date upon which the financial covenants set forth in Section 5.3 hereof and the definitions relating thereto in Exhibit O have last been amended, supplemented or otherwise modified hereunder, the Agent, the Transferor and WorldCom may, without the consent of any of the Bank Investors, the Company or Sheffield, amend, supplement or otherwise modify the financial covenants set forth in





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Section 5.3 hereof and the definitions relating thereto in Exhibit O in any manner (including, without limitation adding, deleting or modifying any of the financial covenants hereunder) to make the financial covenants in Section 5.3 and the definitions relating thereto in Exhibit O substantively identical to the financial covenants set forth in the Credit Agreement.

          SECTION 10.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received,
(ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes the Company to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company or Sheffield, the records of the Company or Sheffield shall govern absent manifest error.

     If to the Company:

          Enterprise Funding Corporation
          c/o Merrill Lynch Money Markets Inc.
          World Financial Center--South Tower
          225 Liberty Street
          New York, New York  10080





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
          Telephone:  (212) 236-7200
          Telecopy:   (212) 236-7584

          (with a copy to the Administrative Agent)

     If to Sheffield:

          SHEFFIELD RECEIVABLES CORPORATION
          c/o Barclays Bank PLC, New York Branch
          222 Broadway, 8th Floor
          New York, New York 10038
          Attention: Andrew Shuster
          Telephone:  (212) 412-7554
          Telecopy:   (212) 412-6846
          Payment Information:
          Barclays Bank PLC
          ABA 026002574
          Account 050786393
          Reference Sheffield 3A Funding Account

     If to the Transferor:

          WORLDCOM FUNDING CORPORATION
          515 East Amite, 6th Floor
          Jackson, Mississippi  39201-2002
          Attention: Margaret Barry
          Telephone:  (601) 360-8693
          Telecopy:   (601) 974-8247
          Payment Information:
          NationsBank, N.A.
          ABA 111000012
          Account 3750777826
          Reference WorldCom Funding Corporation

     If to WorldCom:

          WORLDCOM, INC.
          515 East Amite, 6th Floor
          Jackson, Mississippi  39201-2002
          Attention: David F. Myers
          Telephone:  (601) 360-8760
          Telecopy:  (601) 360-8190

     If to the Collateral Agent:

               NATIONSBANK, N.A.
               NationsBank Corporate Center





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
               100 North Tryon Street
               NC1-007-10-07
               Charlotte, North Carolina  28255
               Attention:  Michelle M. Heath--
                           Structured Finance
               Telephone:  (704) 386-7922
               Telecopy:   (704) 388-9169

          If to the Agent, the Enterprise Agent
          or the Administrative Agent:

               NATIONSBANK, N.A.
               NationsBank Corporate Center
               100 North Tryon Street
               NC1-007-10-07
               Charlotte, North Carolina  28255
               Attention:  Michelle M. Heath--
                          Structured Finance
               Telephone:  (704) 386-7922
               Telecopy:   (704) 388-9169
               Payment Information:
               NationsBank, N.A.
               ABA 053-000-196
               for the account of
               NationsBank Charlotte
               Account No. 10822016511
               Attn.: Camille Zerbinos

          If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

          SECTION 10.4.  Governing Law; Submission to Jurisdiction;
Integration.


               (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT THE TRANSFEROR HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR

PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO SECTION 7.1(U) HEREOF. The Transferor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Company to bring any action or proceeding against the Transferor or its property in the courts of other jurisdictions.

               (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

               (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          SECTION 10.5. Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.6. Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor WorldCom may assign any of its rights or delegate any of





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
its duties hereunder or under the Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

               (b) Each of the Transferor and WorldCom hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider. In addition, each of the Transferor and WorldCom hereby consents to and acknowledges the assignment by the Company of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the Collateral Agent.

          SECTION 10.7. Waiver of Confidentiality. Each of the Transferor and WorldCom hereby consents to the disclosure of any non-public information with respect to it received by the Company, the Agent, the Enterprise Agent, Sheffield, any Bank Investor or the Administrative Agent to any of the Company, the Agent, the Enterprise Agent, any nationally recognized rating agency rating the Company's Commercial Paper, the Administrative Agent, the Collateral Agent, any Bank Investor or potential Bank Investor, Sheffield, the Liquidity Provider or the Credit Support Provider in relation to this Agreement.

          SECTION 10.8. Confidentiality Agreement. Each of the Transferor and WorldCom hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Enterprise Agent, the Administrative Agent, the Collateral Agent, any Liquidity Provider, Sheffield or any Bank Investor to any other Person except
(i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

          SECTION 10.9. No Bankruptcy Petition Against the Company or Sheffield. Each of the Transferor and WorldCom hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of the Company and Sheffield, it will not institute against, or join any other Person in instituting against, the Company or Sheffield any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          SECTION 10.10.  Limited Recourse; Waiver of Setoff.

               (a) Notwithstanding anything to the contrary contained herein, the obligations of the Company and Sheffield under this Agreement are solely the corporate obligations of the Company and Sheffield, respectively, and shall be payable at such time as funds are received from the Transferor, WorldCom and other transferors or from any party to any agreement with the Company or Sheffield in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party against the Company or Sheffield shall be subordinated to the payment in full of all of the Company's or Sheffield's Commercial Paper, respectively. No recourse shall be had for the payment of any amount owing in respect of any obligation of, or claim against, the Company or Sheffield arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Company or Sheffield, respectively, or any Affiliate thereof or against any stockholder, employee, officer, director, incorporator or Affiliate of the Agent or the Enterprise Agent; provided, however, that the foregoing shall not relieve any such person or entity from any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

               (b) Each of the Transferor, the Collection Agent and WorldCom hereby agrees to waive any right of setoff which it may have or to which it may be





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
entitled against the Company or Sheffield and their respective assets.

          SECTION 10.11. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Company, Sheffield and the Bank Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Company, Sheffield and the Bank Investors, and the Transferor hereby grants to the Agent, on behalf of the Company, Sheffield and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of WorldCom with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Company, Sheffield and the Bank Investors, all of its rights and remedies under the Receivables Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of WorldCom with respect to the Receivables. The Transferor agrees that it shall not give any consent or waiver required or permitted to be given under the Receivables Purchase Agreement without the prior consent of the Agent.

             THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Transfer and Administration Agreement as of the date first written above.


                                  ENTERPRISE FUNDING CORPORATION,
                                    as Company

                                  By: /s/ STEWART L. CUTLER
                                     ------------------------------------------
                                      Name:  Stewart L. Cutler
                                      Title:


                                  WORLDCOM FUNDING CORPORATION,
                                    as Transferor

                                  By: /s/ DAVID F. MYERS
                                     ------------------------------------------
                                     Name:  David F. Myers
                                     Title: Treasurer


                                  WORLDCOM, INC., individually
                                    and as Collection Agent

                                  By: /s/ SCOTT D. SULLIVAN
                                     ------------------------------------------
                                     Name:  Scott D. Sullivan
                                     Title: Chief Financial Officer


                                  SHEFFIELD RECEIVABLES CORPORA
                                  By Barclays Bank PLC,
                                   as Attorney-in-fact


                                  By: /s/ ANDREW SHUSTER
                                     ------------------------------------------
                                     Name:  Andrew Shuster
                                     Title: Associate Director


Commitment                        NATIONSBANK, N.A., as Agent
----------                          and a Bank Investor
$306,000,000.00

                                  By: /s/ BRIAN C. BLAKELY
                                     ------------------------------------------
                                     Name:  Brian C. Blakely
                                     Title: Investment Banking Officer